                                                                     EXHIBIT 3.1





================================================================================




                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             EAST COAST POWER L.L.C.

                      A DELAWARE LIMITED LIABILITY COMPANY



================================================================================

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             EAST COAST POWER L.L.C.

                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

                                                         ARTICLE 1
                                                        DEFINITIONS

         1.01     DEFINITIONS.....................................................................................2
         1.02     CONSTRUCTION...................................................................................11

                                                         ARTICLE 2
                                                        ORGANIZATION

         2.01     FORMATION; CONSTRUCTION........................................................................12
         2.02     NAME...........................................................................................12
         2.03     REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES......12
         2.04     PURPOSES.......................................................................................12
         2.05     FOREIGN QUALIFICATION..........................................................................12
         2.06     TERM...........................................................................................13

                                                         ARTICLE 3
                                           MEMBERSHIP; DISPOSITIONS OF INTERESTS

         3.01     MEMBERS........................................................................................13
         3.02     REPRESENTATIONS, WARRANTIES AND COVENANTS......................................................13
         3.03     DISPOSITIONS OF MEMBERSHIP INTERESTS...........................................................15
         3.04     CREATION OF ADDITIONAL MEMBERSHIP INTERESTS....................................................22
         3.05     ACCESS TO INFORMATION..........................................................................22
         3.06     CONFIDENTIAL INFORMATION.......................................................................22
         3.07     LIABILITY TO THIRD PARTIES.....................................................................23
         3.08     CERTIFICATES...................................................................................23
         3.09     PUT AND CALL OF INVESTOR'S MEMBERSHIP INTEREST.................................................24
         3.10     CALL OF MEMBERSHIP INTEREST....................................................................25
         3.11     BUY-SELL RIGHT.................................................................................26

                                                         ARTICLE 4
                                                   CAPITAL CONTRIBUTIONS

         4.01     PREVIOUS CAPITAL CONTRIBUTIONS.................................................................26
         4.02     SUBSEQUENT CAPITAL CONTRIBUTIONS...............................................................26

         4.03     FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS...............................................27
         4.04     RETURN OF CONTRIBUTIONS........................................................................28
         4.05     LOANS..........................................................................................28
         4.06     CAPITAL ACCOUNTS...............................................................................28

                                                         ARTICLE 5
                                                       DISTRIBUTIONS

         5.01     DISTRIBUTIONS..................................................................................29
         5.02     DISTRIBUTIONS ON DISSOLUTION AND WINDING UP....................................................31
         5.03     ALLOCATIONS....................................................................................31
         5.04     ADDITIONAL ALLOCATIONS.........................................................................32
         5.05     ALLOCATIONS FOR TAX PURPOSES...................................................................32
         5.06     VARYING INTERESTS..............................................................................32
         5.07     TRUE-UP........................................................................................33

                                                         ARTICLE 6
                                                         MANAGEMENT

         6.01     MANAGEMENT OF COMPANY AFFAIRS..................................................................33
         6.02     MANAGEMENT BY CLASS A MEMBERS..................................................................35
         6.03     STANDARDS OF PERFORMANCE AND CONFLICTS OF INTEREST.............................................39
         6.04     INDEMNIFICATION................................................................................41
         6.05     OFFICERS; DAY-TO-DAY MANAGEMENT................................................................42
         6.06     MANAGEMENT BY MEMBERS..........................................................................42
         6.07     CAPITAL PROJECTS...............................................................................46

                                                         ARTICLE 7
                                                           TAXES

         7.01     TAX RETURNS....................................................................................46
         7.02     TAX ELECTIONS..................................................................................46
         7.03     TAX MATTERS MEMBER.............................................................................46
         7.04     FISCAL YEAR....................................................................................47

                                                         ARTICLE 8
                                         BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         8.01     MAINTENANCE OF BOOKS...........................................................................47
         8.02     BANK ACCOUNTS..................................................................................47
         8.03     FINANCIAL STATEMENTS AND REPORTS...............................................................47
         8.04     OPERATIONAL DATA...............................................................................48

                                                         ARTICLE 9
                                          DISSOLUTION, WINDING-UP AND TERMINATION

         9.01     DISSOLUTION....................................................................................48
         9.02     WINDING-UP AND TERMINATION.....................................................................48
         9.03     CERTIFICATE OF CANCELLATION....................................................................49

                                                         ARTICLE 10
                                                     GENERAL PROVISIONS

         10.01    NOTICES........................................................................................49
         10.02    ENTIRE AGREEMENT; SUPERSEDING EFFECT...........................................................49
         10.03    EFFECT OF WAIVER OR CONSENT....................................................................49
         10.04    AMENDMENT OR RESTATEMENT.......................................................................50
         10.05    BINDING EFFECT.................................................................................50
         10.06    GOVERNING LAW; SEVERABILITY....................................................................50
         10.07    FURTHER ASSURANCES.............................................................................50
         10.08    WAIVER OF CERTAIN RIGHTS.......................................................................50
         10.09    CHARACTERIZATION OF INTERESTS..................................................................50
         10.10    COUNTERPARTS...................................................................................50

EXHIBIT:

         A        Members
         B        General Valuation Procedure
         C        Form of Certificate

SCHEDULE:

         1        CalPERS Fiduciaries
         2        Reporting Parties
         3        Certain Approved Contracts
         4        Current Officers of the Company
         5        Power Purchase Agreements

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             EAST COAST POWER L.L.C.
                      A Delaware Limited Liability Company


         This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EAST COAST POWER L.L.C. (this "Agreement"), dated as of August 13, 1999 (the "Effective Date"), is adopted, executed and agreed to, for good and valuable consideration, by EAST COAST POWER HOLDING COMPANY L.L.C., a Delaware limited liability company ("ECP Holding"), the CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, a unit of the State and Consumer Services Agency of the State of California ("Investor" or "CalPERS"), and MESQUITE INVESTORS, L.L.C., a Delaware limited liability company ("Mesquite").

                                    RECITALS

         1. East Coast Power L.L.C. (the "Company") was formed as a Delaware limited liability company on December 18, 1998 (the "Formation Date"), by the filing of a Certificate of Formation (the "Delaware Certificate") with the Delaware Secretary of State. Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI II"), was admitted to the Company as the initial Member, effective as of the Formation Date, pursuant to that certain Limited Liability Company Agreement of the Company, dated as of the Formation Date (the "Original Agreement").

         2. Effective as of February 4, 1999 (the "First Restatement Date"), Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT"), and Investor were admitted to the Company as Members, and the Original Agreement was amended and restated, pursuant to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of the First Restatement Date (as amended, the "First Restated Agreement"). Pursuant to the First Restated Agreement, JEDI II became the sole Class A Member having a 90% Sharing Ratio; and each of ECT and Investor became a Class B Member having a 5% Sharing Ratio.

         3. ECT has assigned all of its membership interest in the Company to its wholly-owned subsidiary, ECT Merchant Investment Corp., a Delaware corporation ("ECT Merchant"), and ECT Merchant has assigned all of its membership interest in the Company to JEDI II.

         4. JEDI II has assigned all of its membership interest in the Company to its wholly-owned subsidiary, ECP Holding.

         5. Pursuant to that certain Purchase Agreement between ECP Holding and Mesquite, dated as of August 2, 1999 (the "Purchase Agreement"), ECP Holding has agreed to sell to Mesquite a 49% membership interest in the Company.

         6. ECP Holding, Investor and Mesquite now desire to amend and restate the First Restated Agreement in its entirety and, in connection therewith, to evidence the admission of Mesquite as a Member.

         NOW, THEREFORE, for good and valuable consideration, ECP Holding, Investor and Mesquite hereby amend and restate the First Restated Agreement as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.01 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below (and grammatical variations of such terms have correlative meanings):

                  ACT - the Delaware Limited Liability Company Act.

                  ACTIVITIES - Section 6.03(b).

                  ADDITIONAL CAPITAL CONTRIBUTION - Section 4.02(c).

                  AFFILIATE - (a) with respect to any Person, any other Person controlling, controlled by, or under common control with that first Person and (b) in any event with respect to (i) Mesquite, each of El Paso and its Affiliates, but only so long as El Paso and its Affiliates control Mesquite or own (directly or indirectly) 10% or more of the voting securities or similar interests of such Person, and (ii) JEDI II, each of Enron and its Affiliates, but only so long as Enron and its Affiliates control JEDI II or own (directly or indirectly) 10% or more of the voting securities or similar interests of JEDI II. The term "control" and correlative terms includes the possession, directly or indirectly and whether acting alone or in conjunction with others, of the authority to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or similar interests, by contract, or otherwise. Notwithstanding the foregoing, (i) Investor shall not be considered to be an Affiliate of Enron or of ECP Holding, and (ii) the Company shall not be considered an Affiliate of any Member, for purposes of this Agreement.

                  AFFILIATE APPROVALS - Section 6.06.

                  AGREEMENT - introductory paragraph.

                  ANNUAL FUEL PROCUREMENT PLAN - Section 6.06(c).

                  ASSIGNEE - any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided, however, that, an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.03(b).

                  BANKRUPTCY OR BANKRUPT - with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition;

         (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings;
         (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's assets; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 Days have expired without dismissal thereof or with respect to which, without such Person's consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's assets has been appointed and 90 Days have expired without the appointment's having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

                  BAYONNE PLANT - the 176 megawatt gas-fired, combined cycle cogeneration facility owned by NJ Venture and located in Bayonne, New Jersey on the site of the IMTT Facility.

                  BUSINESS DAY - any day other than a Saturday, a Sunday, or other day on which commercial banks in New York, New York or Houston, Texas are authorized or required by law to close.

                  BUY-SELL NOTICE - Section 3.11(a).

                  CALPERS - introductory paragraph.

                  CALL NOTICE - a notice containing a statement setting forth the specific purpose for which additional capital is required, the total amount of additional capital required and the amount of additional capital required to be contributed by each Class A Member.

                  CAMDEN COGEN - Camden Cogen LP, a Delaware limited partnership.

                  CAMDEN PLANT - the 146 megawatt gas-fired, combined cycle cogeneration facility owned by Camden Cogen and located in Camden, New Jersey.

                  CAPITAL ACCOUNT - the account to be maintained by the Company for each Member in accordance with Section 4.06.

                  CAPITAL CONTRIBUTION - with respect to any Member, the amount of money and the net agreed value of any assets (other than money) contributed to the Company by the Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

                  CARRYING VALUE - means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) the Carrying Value of any asset contributed or deemed contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution as reasonably determined by unanimous agreement of the Class A Members;

                  (b) the Carrying Value of any asset distributed or deemed distributed by the Company to any member shall be adjusted immediately prior to such distribution to equal its gross fair market value at such time as reasonably determined by unanimous agreement of the Class A Members;

                  (c) the Carrying Values of all Company assets may be adjusted to equal their respective gross fair market values, as reasonably determined by unanimous agreement of the Class A Members as of:

                           (i) the date of the acquisition of an additional
                  interest in the Company by any new or existing Member in exchange for a contribution to the capital of the Company; or

                           (ii) upon the liquidation of the Company, or the
                  distribution by the Company to a retiring or continuing Member of money or other Company property in reduction of such Member's interest in the Company;

                  (d) any adjustments to the adjusted basis of any asset of the Company pursuant to Sections 734 or 743 of the Code shall be taken into account in determining such asset's Carrying Value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(m); and

                  (e) if the Carrying Value of an asset has been determined pursuant to clauses (a) through (d) above, such Carrying Value shall thereafter be adjusted in the same manner as would the asset's adjusted tax basis for federal income tax purposes, except that depreciation and amortization deductions shall be computed based on the asset's Carrying Value as so determined, and not on the asset's adjusted tax basis.

                  CERTIFICATES - Section 3.08.

                  CLAIM - any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorneys' fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

                  CLASS A MEMBER - ECP Holding, Mesquite and any other Person hereafter admitted to the Company as a Class A Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Class A Member of the Company.

                  CLASS A PREFERENCE AMOUNT - at any time, to the extent not previously distributed to the Class A Members, distributions from the Company equal to the sum of (i) $80,000,000 plus any Additional Capital Contributions made by the Class A Members pursuant to Section 4.02(c) (collectively, for purposes of this definition, the "Base Amount"), plus (ii) the amount necessary to provide the Class A Members, on an aggregate basis, with an Internal Rate of Return on such Base Amount (without duplication of distributions described in clause (i) above (i.e. the return of such Base Amount)), of 31%, calculated from February 4, 1999 until distributions equal to the full Class A Preference Amount have been made.

                  CLASS B MEMBER - Each of ECP Holding, Investor, Mesquite and any other Person hereafter admitted to the Company as a Class B Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Class B Member of the Company.

                  CODE - the Internal Revenue Code of 1986, as amended.

                  COGEN TRANSACTION AGREEMENT - the Transaction Agreement dated October 25, 1998, as amended by Amendment No. 1 to Transaction Agreement effective as of November 6, 1998, Amendment No. 2 to Transaction Agreement effective as of November 13, 1998, and Amendment No. 3 to Transaction Agreement effective as of February 1, 1999, between Enron, Enron Capital & Trade Resources Corp., RCM Holdings, Inc., (formerly Cogen Technologies, Inc.), Cogen Technologies Camden, Inc., Cogen Technologies Capital Company, L.P., the McNair Group Sellers and Minority Group Sellers listed on the signature page thereto, the Company, JEDI Linden GP LLC, JEDI Linden LP LLC, JEDI Camden GP LLC, JEDI Camden LP LLC and JEDI Bayonne GP LLC.

                  COMMITTEE REPRESENTATIVE - Section 6.02(e).

                  COMPANY - Recital 1.

                  CONTRIBUTION AGREEMENT - the Contribution Agreement dated August 2, 1999, among Investor, ECP Holding, Mesquite, JEDI II, ECT Merchant, and Enron Capital Management III Limited Partnership.

                  DAY - a calendar day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

                  DEADLOCK - a failure of the Class A Members to reach agreement on a matter that requires their unanimous approval under this Agreement, if such failure continues for 30 or more Days following notice from one Class A Member to the other Class A Member that the continuation of such disagreement for 30 Days will cause a Deadlock.

                  DEEMED MEMBERSHIP DISPOSITION - with respect to any Membership Interest that is owned by a Special-Purpose Member, a Disposition of any or all of the voting securities or other equity interests of such
         (a) Special-Purpose Member or (b) a Special-Purpose Holding Company of such Special-Purpose Member.

                  DEFAULT AMOUNT - an amount equal to the total Additional Capital Contribution required to be made but not made by a Defaulting Member.

                  DEFAULTING MEMBER - any Class A Member which shall fail to make an Additional Capital Contribution pursuant to Section 4.02 by the close of the Business Day following the date on which such Additional Capital Contribution was due.

                  DELAWARE CERTIFICATE - Recital 1.

                  DISPOSE, DISPOSING or DISPOSITION - with respect to any asset (including a Membership Interest or any portion thereof), a sale, lease, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof), (ii) a conversion of such entity into another type of entity, or (iii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such entity; and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

                  DISPOSITION NOTICE - Section 3.03(d)(i).

                  DISSOLUTION EVENT - Section 9.01.

                  ECP HOLDING - introductory paragraph.

                  ECT - Recital 2.

                  ECT MERCHANT - Recital 3.

                  EFFECTIVE DATE - introductory paragraph.

                  EL PASO - El Paso Energy Corporation, a Delaware corporation.

                  EL PASO MEMBER - any Member that is (a) El Paso or a wholly-owned Affiliate of El Paso or (b) Mesquite (for so long as it remains a Member and an Affiliate of El Paso).

                  EL PASO POWER - El Paso Power Holding Company, a Delaware corporation.

                  ENCUMBER, ENCUMBERING, or ENCUMBRANCE - the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

                  ENRON - Enron Corp., an Oregon corporation.

                  ENRON MEMBER - any Member that is Enron, JEDI II (for so long as it remains an Affiliate of Enron) or a wholly-owned Affiliate of Enron or of JEDI II (for so long as JEDI II remains an Affiliate of Enron), including ECP Holding (for so long as it remains (i) a Member and (ii) a wholly owned Affiliate (a) of Enron or (b) of JEDI II, so long as JEDI II remains an Affiliate of Enron).

                  ERISA - Section 3.02(e).

                  FINANCIAL CLOSING - all conditions precedent to the full effectiveness of a Power Contract Restructuring for a Power Purchase Agreement have been satisfied or waived.

                  FIRST PRICE - Section 3.11(a).

                  FIRST RESTATED AGREEMENT - Recital 2.

                  FISCAL YEAR - Section 7.04.

                  FORMATION DATE - Recital 1.

                  FUEL MANAGER - Section 6.06(c).

                  GOVERNMENTAL AUTHORITY (or GOVERNMENTAL) - a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

                  INCLUDING and INCLUDES - including, without limitation.

                  INDEBTEDNESS - without duplication, (a) all obligations of such Person for borrowed money of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,
         (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all guarantees by such Person of Indebtedness of others,
         (g) all obligations of such Person to pay rent or other amounts under any lease or other right to use property, (h) all obligations of such Person in respect of interest rate hedge agreements, other interest rate swaps, collars or caps and other interest rate protection arrangements, foreign currency exchange agreements, commodity exchange, commodity future, commodity forward or commodity option agreement (including with respect to natural gas and electric power, but only if such agreement is for a term of longer than three months), or other interest or exchange rate or commodity hedging arrangements, and (i) all obligations of such Person as an account party in respect of letters of credit.

                  INDENTURE - the Indenture dated as of April 20, 1999, between the Company and The Bank of New York, as Trustee.

                  INITIATING MEMBER - Section 3.11(a).

                  INTERNAL RATE OF RETURN - the discount rate at which the present value of a series of future cash flows of an investment equals the cost of the investment.

                  INVESTMENT COMPANY ACT - Investment Company Act of 1940, as amended.

                  INVESTOR - introductory paragraph.

                  JEDI II - Recital 1.

                  LAW - any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

                  LINDEN PLANT - the 715 megawatt gas-fired, combined cycle cogeneration facility owned by Linden Venture and located in Linden, New Jersey on the site of the Bayway Refinery facility.

                  LINDEN VENTURE - Cogen Technologies Linden Venture, L.P., a Delaware limited partnership.

                  LOAN DOCUMENTS - the collective reference to the Senior Loan Documents and the Subordinated Loan Documents.

                  MEMBER - either a Class A Member or a Class B Member, or any Person hereafter admitted to the Company as a Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Member of the Company.

                  MEMBERSHIP INTEREST - with respect to any Member, (a) that Member's status as a Member; (b) that Member's right to receive distributions from the Company; and (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including that Member's rights to vote, consent and approve and otherwise to participate in the management of the Company.

                  MESQUITE - introductory paragraph.

                  MW - megawatt.

                  NET INCOME and NET LOSS - respectively, for any period, the taxable income and taxable loss of the Company for the period as determined for federal income tax purposes, provided that for purpose of determining Net Income and Net Loss and each item thereof (and not for income tax purposes) (a) there shall be taken into account any tax exempt income of the Company; (b) any expenditures of the Company which are described in Section 705(a)(2)(B) of the Code or which are deemed to be described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations under Section 704(b) of the Code shall be treated as deductible expenses; (c) if any Company asset has a Carrying Value which differs from its adjusted tax basis as determined for federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be computed based upon the asset's Carrying Value rather than its adjusted tax basis; (d) items of gross income or deduction allocated pursuant to Section 5.04 shall be excluded from the computation of Net Income and Net Loss; (e) there shall be taken into account any separately stated items under Section 702(a) of the Code; and (f) if the Carrying Value of any Company asset is adjusted pursuant to the definition thereof, the amount of such adjustment shall be taken in to account in the taxable year of adjustment as gain or loss from the disposition of such asset for purposes of computing Net Income and Net Losses.

                  NJ VENTURE - Cogen Technologies NJ Venture, a New Jersey general partnership.

                  NON-CASH CONSIDERATION - Section 3.03(d)(ii).

                  NON-DEFAULTING MEMBER - any Class A Member which is not a Defaulting Member or an Affiliate of a Defaulting Member.

                  NOTES - the meaning specified in the Indenture.

                  OPTION AGREEMENT - any Option Agreement entered into between ECP Holding and Mesquite pursuant to which ECP Holding grants to Mesquite the option to purchase a portion of ECP Holding's Membership Interest that would increase Mesquite's Sharing Ratio as a Class A Member to 45% and as a Class B Member to 5%.

                  ORIGINAL AGREEMENT - Recital 1.

                  PERSON - any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                  POWER CONTRACT RESTRUCTURING - (a) any of one or more of the following negotiated agreements becoming effective with respect to any Power Purchase Agreement: any termination; any reduction in payments; any change in the amount of capacity or energy to be sold; any change in the source of capacity or energy is delivered to the power purchaser; or any change in the person to which capacity or energy is delivered; or (b) any negotiated agreement which becomes effective and which has substantially the same effect as the foregoing agreements; provided that in each case such agreement is other than pursuant to such Power Purchase Agreement's terms or pursuant to a default under, or cure of any default under, any such agreement, and excluding any temporary or interim agreement which is entered into at the request of the power purchaser in response to temporary conditions respecting the purchaser's system or its consumers.

                  POWER INDEX - Section 6.06(c).

                  POWER MARKETER - Section 6.06(c).

                  POWER PURCHASE AGREEMENT - the agreements listed on Schedule
         5.

                  PREFERENTIAL RIGHT - Section 3.03(d)(i).

                  PRODUCTS - Section 6.06(c).

                  PUHCA TRANSACTION - Section 3.10.

                  PURCHASE AGREEMENT - Recital 5.

                  PURPA - the Public Utility Regulatory Policies Act of 1978, as amended, the Federal Energy Regulatory Commission's regulations thereunder, and regulatory and judicial interpretations thereof.

                  RECORD HOLDER - the Person in whose name a Membership Interest is registered in the books and records of the Company as contemplated in Section 3.08.

                  RESPONDING MEMBER - Section 3.11(a).

                  SECOND PRICE - Section 3.11(b).

                  SECURITIES ACT - the Securities Act of 1933, as amended.

                  SENIOR LOAN DOCUMENTS - (a) the Indenture and (b) the Notes and Security Documents (as such terms are defined in such Indenture); in each case as such documents may be amended, modified or supplemented from time to time, including amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings with the same or different lenders of, or additions to, the arrangements provided in such Indenture.

                  SHARING RATIOS - 90% for the Class A Members (as of the Effective Date, 45.9% for ECP Holding and 44.1% for Mesquite) and 10% for the Class B Members (as of the Effective Date, 5.0% for Investor, 0.1% for ECP Holding and 4.9% for Mesquite).

                  SPECIAL-PURPOSE HOLDING COMPANY - an Affiliate of any Member (other than Investor) all or substantially all of the Assets of which consist of voting securities or other equity interests of (a) a Special-Purpose Member or (b) one or more intermediate Special-Purpose Holding Companies.

                  SPECIAL-PURPOSE MEMBER - any Member (other than Investor), all or substantially all of the assets of which consist of a Membership Interest.

                  SUBORDINATED LOAN DOCUMENTS - the meaning specified in the Credit and Subordination Agreement dated as of February 4, 1999, between Enron and the Company, as such documents may be amended, modified or supplemented from time to time, including amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings with the same or different lenders of, or additions to, the arrangements provided in such Credit and Subordination Agreement.

                  SUBSIDIARY - An Affiliate that a Person controls, including, in the case of the Company, Camden Cogen, Linden Venture and NJ Venture.

                  SUBSTANTIAL COMPLETION DATE - the date that the applicable facilities are substantially complete and available for commercial operation in all material respects in accordance with the associated project agreements.

                  TERM - Section 2.06.

                  TRANSACTION MEMBER - Section 3.10.

                  UTILITY AFFILIATE - a Member as to which one or more of the representations in Section 3.02(n) is, or becomes, untrue.

                  1935 ACT - Section 3.02(n).

Other terms defined herein have the meanings so given them.

         1.02 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to an Exhibit refer to the Exhibit attached to this Agreement, which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; and (e) references to money or the sign "$" refer to legal currency of the United States of America.

                                    ARTICLE 2
                                  ORGANIZATION

         2.01 FORMATION; CONSTRUCTION. The Company was formed as a Delaware limited liability company by the filing of the Delaware Certificate as of the Formation Date. ECP Holding, Investor and Mesquite hereby continue the Company pursuant to the terms and conditions of this Agreement.

         2.02 NAME. The name of the Company shall continue to be "East Coast Power L.L.C.", and all Company business must be conducted in that name or such other names that comply with Law as the Class A Members may select.

         2.03 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Company may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Company may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Company may designate, which need not be in the State of Delaware, and the Company shall maintain records there or such other place as the Company shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Company may designate. The Company shall notify each Member of any change in the registered office, the registered agent, or the street address of the principal office of the Company.

         2.04 PURPOSES. The purposes of the Company are to engage directly or indirectly through its Subsidiaries in (a) the acquisition, development, lease, ownership and sale, and the operation, maintenance, financing, modification, and expansion, of electric power, steam, water and other utility production and related steam consumption assets and any real or personal property associated therewith, including the Camden Plant, the Linden Plant and the Bayonne Plant;
(b) the purchasing, ownership, use, transmission, marketing and sale of any input, output or right associated therewith; and (c) all actions incidental, necessary or appropriate to the foregoing that may be engaged in by a limited liability company formed under the Act.

         2.05 FOREIGN QUALIFICATION. The Company shall maintain its qualification as a foreign limited liability company in New Jersey. Prior to the Company's conducting business in any jurisdiction other than Delaware or New Jersey, the Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Company, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Company, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.06 TERM. The period of existence of the Company (the "Term") commenced on the Formation Date and shall end at such time as a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with
Section 9.03.


                                    ARTICLE 3
                      MEMBERSHIP; DISPOSITIONS OF INTERESTS

         3.01 MEMBERS. (a) There are two classes of Members in the Company, Class A Members and Class B Members, and each has the respective rights accorded it under this Agreement.

         (b)      Effective as of the Effective Date:

                  (i) ECP Holding is continuing as a Class A Member and is being admitted as a Class B Member, and Investor is continuing as a Class B Member; and

                  (ii) Mesquite is being admitted as a Class A Member and a Class B Member.

         3.02 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Member hereby represents, warrants and covenants to the Company and each other Member that the following statements are true and correct as of the Effective Date (and, in the case of Section 3.02(e), shall remain true and correct for so long as it is a Member):

                  (a) that Member is duly incorporated, organized or formed (as applicable), validly existing and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization or formation; if required by applicable Law, that Member is duly qualified and (if applicable) in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken;

                  (b) that Member has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of that Member enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

                  (c) that Member's authorization, execution, delivery and performance of this Agreement do not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member, (B) any contract or agreement to which that Member is a party, or (C) any Law to which that Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority, unless such requirement has already been satisfied;

                  (d) that Member is not required to register as an "investment company" within the meaning of the Investment Company Act;

                  (e) in the case of Investor, (i) ownership of a Membership Interest by it may be treated as ownership by one person for purposes of Section 3(c)(1)(A) of the Investment Company Act of 1940, and (ii) it is a governmental plan, as such term is defined in Section 3(32) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  (f) that Member is acquiring its Membership Interest for its own account and not with a view to the resale or distribution of all or any part thereof in violation of applicable securities Laws; it understands that the Membership Interest being acquired by it has not been registered under the Securities Act or applicable state securities Laws and, therefore, it will be necessary for it to continue to hold the Membership Interest being acquired by it and continue to bear the economic risk of the investment therein unless and until the offering and sale of such Membership Interest by it are registered or qualified under the Securities Act and applicable state securities Laws or an exemption from registration or qualification is available;

                  (g) that Member understands that it may not sell or transfer its Membership Interest, except in accordance with Section 3.03;

                  (h) that Member acknowledges that it has no right to require the Company to register or qualify the offering and sale of its Membership Interest under the Securities Act or any applicable state securities Laws;

                  (i) that Member has carefully reviewed this Agreement and any other relevant information furnished to it in writing regarding the Company, and it understands the risks of, and other considerations relating to, an investment in its Membership Interest;

                  (j) that Member has been furnished all materials, if any, that it requested relating to the Company and the purchase of Membership Interests, and it has been afforded the opportunity to obtain any additional information and to ask all questions it deemed necessary regarding information about Membership Interests, the Company, its Affiliates, and the Company's business activities, and the Company has given it such answers concerning those matters as it deems sufficient to make an informed investment decision with respect to its investment in the Company;

                  (k) that Member has such knowledge and experience (based on actual participation) in financial and business matters that it is capable of evaluating the merits and risks of an investment in Membership Interests and of making an informed investment decision;

                  (l) that Member understands that any information furnished to it concerning the federal income tax consequences arising from an investment in the Company is necessarily general in nature, and the specific tax consequences to it of an investment in the Company will depend on its individual circumstances, and it affirms that it has been advised to seek appropriate legal counsel with respect to such tax consequences;

                  (m) that Member understands that the other Members and the Company are relying on its representations and warranties in selling the Membership Interests or recognizing their transfer without registration under the securities Laws;

                  (n) in the case of Members other than Enron Members, at the time of its investment in the Company and at all times while it remains a Member, that Member (i) is not and will not be an "electric utility company," a "holding company," or a "subsidiary company" of a "holding company," each within the meaning of the Public Utility Holding Company Act of 1935, as amended and the rules and regulations of the Securities and Exchange Commission thereunder (the "1935 Act"); and (ii) shall not be or become an "electric utility" or "electric utility holding company" under PURPA, or a wholly or partially owned subsidiary of either thereof, except to the extent that the failure to satisfy the representations in clause (i) or (ii) above would not cause any power plant in which the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA or the Class A Members determine in their reasonable discretion that such loss of "qualifying facility" status under PURPA would not materially adversely affect such facility, the Company or its Members;

                  (o) at the time of its investment in the Company and at all times while it remains a Member, such Member does not and will not constitute an employee benefit plan (as defined in Section 3(3) of ERISA), or a plan (as defined in Section 4975(e) of the Code), or a trustee of any such plan acting on behalf of such plan, or an entity whose underlying assets include plan assets by reason of a plan's investment in the entity other than a governmental plan (as defined in Section 3(32) of ERISA or Section 414(d) of the Code); and if it constitutes a governmental plan, such Member does not treat itself as subject to the Department of Labor Regulations ss.2510.3-101 or interpret applicable state law as incorporating similar rules; and

                  (p) each Enron Member, at the time of its investment in the Company and at all times while it remains both a Member and a Utility Affiliate, will not own, directly or indirectly, more than 50% of the interests in the Company or its Subsidiaries, except to the extent that such ownership in excess of 50% would not cause any power plant in which the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA or the Class A Members determine in their reasonable discretion that such loss of "qualifying facility" status under PURPA would not materially adversely affect such facility, the Company or its Members.

         3.03 DISPOSITIONS OF MEMBERSHIP INTERESTS. (a) GENERAL RESTRICTION. A Member may not Dispose of all or any portion of its Membership Interest except by complying with all of the following requirements:

                  (i) such Member must obtain the consent of the other Members, such consent (other than in the case of Investor) not to be unreasonably withheld or delayed; provided, however, that no such consent shall be required for the following Dispositions of Membership Interests:

                           (A) a Disposition by an Enron Member to Enron or any
                  of its wholly-owned Affiliates (or at any time after Investor is no longer a Member, any of its Affiliates) or to another Enron Member;

                           (B) a Disposition by an El Paso Member to El Paso or
                  any of its wholly-owned Affiliates (or at any time after Investor is no longer a Member, any of its Affiliates);

                           (C) a Disposition pursuant to the Contribution
                  Agreement;

                           (D) a Disposition pursuant to the Option Agreement;
                  and

                           (E) a Disposition pursuant to Section 3.03(e), 3.09,
                  3.10 or 3.11.


                  (ii) such Member must comply with the requirements of Section 3.03(c), Section 3.08 and, if the Assignee is to be admitted as a Member, Section 3.03(b);

                  (iii) if such Member is an Enron Member or an El Paso Member, it must comply with the requirements of Section 3.03(d); provided, however, that such Section shall not apply to Dispositions of the type described in Section 3.03(a)(i)(A) - (E);

                  (iv) such Disposition must not cause any power plant in which the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA, unless the Class A Members determine in their reasonable discretion that such loss of "qualifying facility" status under PURPA would not materially adversely affect such facility, the Company or its Members; and

                  (v) such Disposition must not cause any termination or acceleration under the Senior Loan Documents or result in a "Change of Control" occurring under, and as defined in, the Indenture or result in the holders of the Notes having the right to require the Company to purchase the Notes in accordance with the terms of the Indenture.

References in this Section 3.03 to Dispositions of a "Membership Interest" shall also refer to Dispositions of a portion of a Membership Interest. Any attempted Disposition of a Membership Interest, other than in strict accordance with this
Section 3.03, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this Section 3.03 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (A) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (B) the uniqueness of the Company's business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Section 3.03 may be enforced by specific performance.

         (b) ADMISSION OF ASSIGNEE AS A MEMBER. An Assignee has the right to be admitted to the Company as a Member, with the Membership Interest so transferred to such Assignee, only if (i) the Disposing Member making the Disposition has granted the Assignee either (A) the Disposing Member's entire Membership Interest or (B) the express right to be so admitted; and (ii) such Disposition is effected in strict compliance with this Section 3.03.

         (c) REQUIREMENTS APPLICABLE TO ALL DISPOSITIONS AND ADMISSIONS. In addition to the requirements set forth in Sections 3.03(a), 3.03(b) and 3.08, any Disposition of a Membership Interest and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, however, that the non-Disposing Members, in their sole and absolute discretion, may waive any of the following requirements:

                  (i) DISPOSITION DOCUMENTS. The following documents must be delivered to the non-Disposing Members and must be reasonably satisfactory, in form and substance, to each non-Disposing Member:

                           (A) DISPOSITION INSTRUMENT. A copy of the instrument
                  pursuant to which the Disposition is effected.

                           (B) RATIFICATION OF THIS AGREEMENT. An instrument,
                  executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 3.03(c)(i)(A): (I) the notice address of the Assignee; (II) the portion of the Membership Interest to be held after the Disposition by the Disposing Member and its Assignee (which together must total the Membership Interest of the Disposing Member before the Disposition); (III) the Assignee's ratification of this Agreement and agreement to be bound by it, and its affirmation that the representations and warranties in Section 3.02 are true and correct with respect to it; and (IV) representations and warranties by the Disposing Member and its Assignee that the Disposition and admission are being made in accordance with all applicable Laws.

                           (C) SECURITIES LAW OPINION. Unless the Membership
                  Interest subject to the Disposition is registered under the Securities Act and any applicable state securities Law, a favorable opinion of the Company's legal counsel, or of other legal counsel acceptable to the non-Disposing Members (which in the case of Investor, may be its internal counsel), to the effect that the Disposition and admission are being made pursuant to a valid exemption from registration under those Laws and in accordance with those Laws; provided, however, that this Section 3.03(c)(i)(C) shall not apply to Dispositions of the type described in Section 3.03(a)(i)(A) -
                  (E) or to the Dispositions described in the Recitals hereof.

                           (D) TAX LAW OPINION. A favorable opinion of the
                  Company's legal counsel, or of other legal counsel acceptable to the Class A Members, to the effect that the Disposition (when considered together with the Dispositions contemplated by the Contribution Agreement, if such Dispositions have not been consummated) would not result in the Company's being considered to have terminated within the meaning of Code
                  Section 708; provided, however, that no opinion shall be required pursuant to this Section 3.03(c)(i)(D) with respect to the Dispositions described in the Recitals hereof or in
                  Section 3.03(e) or 3.03(g) hereof.

                  (ii) PAYMENT OF EXPENSES. The Disposing Member and its Assignee (or, in the case of any Disposition pursuant to the Contribution Agreement, ECP Holding) shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, including the reasonable legal fees incurred in connection with the legal opinions referred to in Sections 3.03(c)(i)(C) and (D), on or before the tenth Day after the receipt by that Person of the Company's invoice for the amount due.

                  (iii) NO RELEASE. No Disposition of a Membership Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

         (d)      PREFERENTIAL PURCHASE RIGHT.

                  (i) PROCEDURE. If any Member (other than Investor) at any time proposes to accept an offer (including one made by another Member) that would result in the Disposition of its Membership Interest, then such Disposing Member shall promptly give notice thereof (the "Disposition Notice") to the other Members (other than Investor); provided, however, that this Section 3.03(d) shall not apply to a Disposition described in
         Section 3.03(a)(i). The Disposition Notice shall set forth all relevant information with respect to the offer and the proposed Disposition, including the name and address of the prospective Assignee, the precise Membership Interest that is the subject of the Disposition, the price to be paid for such Membership Interest, any other terms and conditions of the offer and proposed Disposition and, if any portion of the purchase price is to be paid in Non-Cash Consideration, the information required by Section 3.03(d)(ii). The recipient of the Disposition Notice shall have the preferential right ("Preferential Right") to acquire, for the same purchase price (which, in the case of Non-Cash Consideration, shall be deemed to be the fair market value in cash of such Non-Cash Consideration as determined in accordance with Section 3.03(d)(ii)), and on the same terms and conditions, as are set forth in the Disposition Notice, such Membership Interest, in accordance with this Section 3.03. The recipient of the Disposition Notice shall have 15 Business Days following its receipt of the Disposition Notice in which to notify the Disposing Member whether it desires to exercise the Preferential Right.

                  (ii) NON-CASH CONSIDERATION. If any portion of the purchase price is to be paid in a form other than cash or cash equivalents (including real or personal property, promissory notes, securities, contractual benefits, assumption of liabilities or anything else of value) ("Non-Cash Consideration"), the Disposing Member shall state in its Disposition Notice its determination of the aggregate fair market value of such Non-Cash Consideration (which, in the case of marketable securities, shall be the market price of such securities). If the recipient of the Disposition Notice disagrees with such determination, it shall notify the other Members of such disagreement within 10 Business Days of receiving the Disposition Notice. If such Dispute is not resolved within five Business Days after such notice, the dispute shall be resolved in a manner equivalent to that set forth on Exhibit B.

                  (iii) WAIVER OF PREFERENTIAL RIGHT. If the recipient of the Disposition Notice does not exercise the Preferential Right during the 15 Business-Day period referred to in Section 3.03(d)(i) (or, if later, by the fifth Business Day after the resolution of any dispute under
         Section 3.03(d)(ii)), the recipient shall be deemed to have waived the Preferential Right as to such proposed Disposition, but not as to any future Disposition. In that event, the Disposing Member shall have the right, subject to compliance with the provisions of this Section 3.03, to Dispose of the Membership Interest described in the Disposition Notice to the proposed Assignee strictly in accordance with the terms of the Disposition Notice for a period of 90 Days after the expiration of such 15 Business-Day period. If, however, the Disposing Member fails so to Dispose of the Membership Interest within such period, the proposed Disposition shall again become subject to the Preferential Right.

                  (iv) CLOSING. If the recipient of the Disposition Notice validly exercises the Preferential Right, then, on the 30th Day following such exercise, the recipient (or one or more Affiliates of such recipient or third parties designated by such recipient, provided that the recipient may designate a third party only if the Disposing Member is Disposing of its entire Membership Interest or if the purchase of such Membership Interest by the recipient or its Affiliates
         (A) is prohibited by applicable Law, (B) would cause a default under the Indenture or any other material contract to which the recipient or the Company or any of their respective Affiliates is a party, or (C) would create adverse regulatory circumstances under applicable law for the recipient or the Company or any of their respective Affiliates) shall pay to the Disposing Member the price therefor determined in accordance with Section 3.03(d)(i), whereupon that Membership Interest shall become the property of purchaser or its designated Affiliates or third parties, and if the Disposing Member transfers all of its Membership Interest, the Disposing Member shall cease to be a Member, all effective as of the closing of such purchase.

         (e) LEGALLY-REQUIRED DIVESTITURE BY INVESTOR. If Investor is required by law or regulation enacted or adopted or court decision rendered following the Effective Date to divest itself of all or any part of its Membership Interest and delivers to the Company an opinion reasonably acceptable to each Class A Member from legal counsel (which the Class A Members agree may be Investor's internal counsel) to that effect, then subject to the provisions of this Section 3.03(e), Investor may assign all or that part of its Membership Interest to the Class A Members or their designees or to third parties (which may include another Member) in each case reasonably acceptable to each Class A Member at a price to be mutually determined between Investor and the Class A Members or such designees or third parties, as applicable. If within 120 Days following the occurrence of an event specified in this Section 3.03(e), Investor is unable to make such assignment on terms reasonably acceptable to it, the Company will redeem or (at the unanimous election of the Class A Members) Enron, El Paso, Affiliates of Enron or El Paso, or third parties jointly designated by the Class A Members, will purchase the Membership Interest of Investor (and, at the election of the Class A Members, the Membership Interest of all other Class B Members) in accordance with Exhibit B.

         (f)      FALSITY OF CERTAIN REPRESENTATIONS.

                  (i) If any of the representations set forth in Section 3.02(n), (o) or (p) becomes false with respect to any Member (other than an Enron Member with respect to the representation in Section 3.02(n)), such Member, as soon as practicable after the occurrence of any event that makes such representation untrue (a "Trigger Event"), shall assign all of its Membership Interest, effective for all purposes as of the close of Company business on the day prior to the occurrence of the Trigger Event (the "Repurchase Date"), to any Person (which may include another Member) reasonably acceptable to all of the Class A Members (or if the Member with respect to which the Trigger Event has occurred is a Class A Member, the other Class A Member). If the Disposition of the Membership Interest of such Member has not been effected on or before the expiration of 60 days following the Trigger Event, the Class A Members (in proportion to their respective Sharing Ratios) or, if the Member with respect to which the Trigger Event has occurred is a Class A Member, the other Class A Member, shall have the option, exercisable by notice to such Member on or before the 90th day following the Trigger Event, to purchase (or to cause their or its Affiliates or third parties designated by them or it to purchase) the Membership Interest of such Member, effective as of the Repurchase Date, at the higher of (A) the price determined in accordance with Exhibit B and (B) the cash price offered for such Membership Interest by a third party unrelated to any Member pursuant to a bona fide written offer therefor executed by that third party, which offer does not contain any financing condition (other than customary conditions in a firm commitment letter from a responsible financial institution), and a copy of which offer must have been delivered to the Class A Members on or before the 75th day following the occurrence of such Trigger Event. On the third Business Day following the determination of the price in accordance with Exhibit B, the purchasing Members, Affiliates or third parties, as applicable, shall pay to the owner of such Membership Interest the price therefor determined in accordance with this Section 3.03(f)(i) in cash, whereupon that Membership Interest shall become the property of such purchasing Members, Affiliates or third parties, as applicable, and such Member shall cease to be a Member, all effective as of the Repurchase Date.

                  (ii) Notwithstanding any purchase of its Membership Interest pursuant to Section 3.03(f)(i), any Member or former Member whose representations given in Section 3.02(n), (o) or (p) became false shall be liable to the Company and the other Members for any damages caused to the Company, the other Members or any Affiliates thereof arising out of or related to any such representation being false at any period.

         (g) INVESTOR'S FAILURE TO CONSENT TO DISPOSITION. If (i) a Class A Member proposes to make a Disposition that requires the consent of the other Members under Section 3.03(a)(i), (ii) Investor does not consent to such Disposition, and (iii) all of the other Members consent to such Disposition, then all of the Class A Members may at their option cause the Company to redeem from Investor, or require Investor to sell to the Class A Members (or Affiliates of the Class A Members or third parties jointly designated by the Class A Members), all (but not part) of such Investor's Membership Interest. To exercise this option, the Class A Members must give Investor notice of the exercise on or before the 30th day after Investor notifies the Class A Member proposing to make such Disposition that it will not consent to such Disposition (or, if Investor does not give such notice, on or before the 60th day after such Class A Member first requests Investor's consent to the Disposition). The price for any redemption or purchase and sale of a Membership Interest under this Section 3.03(g) shall be the amount determined in accordance with Exhibit B. The purchase price shall be payable in cash. On the third Business Day following the determination of the price in accordance with Exhibit B, the Company, the Class A Members (or their designated Affiliates or third parties) shall pay the redemption or purchase price to Investor, and if such interest is purchased, the Class A Members (or their designated Affiliates or third parties) automatically shall become the owner of that Membership Interest and Investor shall cease to be a Member in the Company, effective as of the date of such closing.

         (h) DEEMED MEMBERSHIP DISPOSITION. A Deemed Membership Disposition shall be deemed to be a Disposition of the applicable Membership Interest, and it must comply with following provision:

                  (i) if such Deemed Membership Disposition is of all of the voting securities or other equity interests of the applicable Special-Purpose Member or Special-Purpose Holding Company, then such Disposition must comply with the requirements set forth in Section 3.03(a);

                  (ii) if such Deemed Membership Disposition is of less than all of the voting securities or other equity interests of the applicable Special-Purpose Member or Special-Purpose Holding Company, then:

                           (A) such Disposition must comply with the
                  requirements set forth in Section 3.03(a)(i), (ii) and (iv), and

                           (B) the Class A Members (in proportion of their
                  respective Sharing Ratios) or, if such Special-Purpose Member is a Class A Member, the other Class A Member, shall have the option, exercisable by notice to such Special-Purpose Member on or before the 60th day following notice of the proposed Disposition, to purchase (or to cause their or its Affiliates or third parties designated by them or it to purchase) the Membership Interest of such Special- Purpose Member at the price determined in accordance with Exhibit B. On the third Business Day following the determination of the price in accordance with Exhibit B, the Class A Members or their designated Affiliates or third parties, or the other Class A Member or its designated Affiliate or third party, as applicable, shall pay to such Special-Purpose Member the price therefor determined in accordance with Exhibit B in cash, whereupon that Membership Interest shall become the property of such purchasing Members, Affiliates or third parties, as applicable, and such Special-Purpose Member shall cease to be a Member, all effective as of such date.

         (i) CHANGE OF CONTROL. Each Member agrees not to take or consent to the taking of any action, or permit any Affiliate of such Member to take or consent to the taking of any action, that would result in a "Change of Control" occurring under, and as defined in, the Indenture.

         3.04 CREATION OF ADDITIONAL MEMBERSHIP INTERESTS. Additional Membership Interests may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as Members, with the unanimous consent of the existing Members, on such terms and conditions as the existing Members may unanimously determine at the time of admission. The terms of admission or issuance may provide for the creation of different classes or groups of Members having different rights, powers, and duties. The Class A Members may reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment need be executed only by the Class A Members (if the consent described in the first sentence of this Section 3.04 has already been obtained). Any such admission is effective only after the new Member has executed and delivered to the Members an instrument containing the notice address of the new Member, the new Member's ratification of this Agreement and agreement to be bound by it, and its affirmation that the representations and warranties in Section 3.02 are true and correct with respect to it. The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests or admissions of Assignees in connection therewith, such matters being governed by Section 3.03.

         3.05 ACCESS TO INFORMATION. Each Member shall be entitled to receive any information that it may reasonably request concerning the Company; provided, however, that this Section 3.05 shall not obligate the Company or any Member to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable notice, and at all times during usual business hours to inspect the assets of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, attorney or other consultant so designated. The Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Member's behalf. Confidential information obtained pursuant to this
Section 3.05 shall be subject to the provisions of Section 3.06.

         3.06 CONFIDENTIAL INFORMATION. (a) The Class A Members acknowledge that, from time to time, they may receive information from or regarding the Company, the Class A Members, Enron, Enron's Affiliates, El Paso or El Paso's Affiliates (each a "Subject Person") in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Subject Person or to Persons with which it does business. Unless the Subject Person (the Class A Members if the Company is the Subject Person) consents otherwise, each Class A Member shall hold in strict confidence and not use (except for matters involving the Company) any information it receives regarding the Subject Person that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Class A Member (which Class A Member shall hold such information subject to the provisions of this Section 3.06), except for disclosures (i) required by Law or applicable stock exchange regulations (but the Class A Member must notify the Subject Person (the Class A Members if the Company is the Subject Person) promptly of any request for that information, before disclosing it if practicable), (ii) to advisers or representatives of the Class A Member or Persons to which that Class A Member's Membership Interest may be Disposed as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 3.06, or (iii) of information that is publicly available or that such Class A Member also has received from a source independent of the Subject Person that the Class A Member reasonably believes obtained that information and disclosed it to that Class A Member without breach of any obligation of confidentiality. The Class A Members acknowledge that breach of the provisions of this Section 3.06 may cause irreparable injury to the Subject Person for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Class A Members agree that the provisions of this Section 3.06 may be enforced by specific performance, including specifically through injunctive relief. The provisions of this Section 3.06 may be specifically enforced by any applicable Subject Person.

         (b) The provisions of this Section 3.06 shall terminate on the earlier of (i) the second anniversary of the end of the Term and (ii) with respect to any Member that ceases to be a Member, the second anniversary of the date such Member ceases to be a Member.

         (c) If, pursuant to this Agreement or the Act, any Class B Member is entitled to receive any information that would constitute confidential information pursuant to Section 3.06(a), then as a condition to its right to receive such information (which the Class B Members acknowledge is a reasonable condition), each Class B Member must execute a confidentiality agreement reasonably acceptable to each Class A Member containing substantially the same terms as are set forth in Section 3.06(a).

         3.07 LIABILITY TO THIRD PARTIES. No Member shall be liable for the debts, obligations or any other liabilities of the Company of whatever nature, whether now existing or arising in the future.

         3.08 CERTIFICATES. (a) Certificates ("Certificates") evidencing the Membership Interests shall be in the form attached as Exhibit C. The Company shall issue to each Member a Certificate certifying the Membership Interest (and the class and Sharing Ratio of such Membership Interest) held by such Member. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name.

         (b) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Membership Interests. The Company shall not recognize transfers of Membership Interests unless the same are effected in compliance with Section 3.03 and in the manner described in this Section 3.08. Upon surrender for registration of transfer of any Certificate, and subject to the provisions of Section 3.08(c), the Company shall issue, in the name of the holder or the designated Assignee or Assignees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same class and the same aggregate Sharing Ratio of Membership Interest as was evidenced by the Certificate so surrendered.

         (c) The Company shall not recognize any transfer of a Membership Interest until the Certificate evidencing such Membership Interest is surrendered to the Company for registration of transfer and the requirements of
Section 3.03 have been satisfied. No charge shall be imposed for such transfer; provided, however, that, as a condition to the issuance of any new Certificate under this Section 3.08, the Company may require the payment of a sum sufficient to cover any tax or other Governmental charge that may be imposed with respect thereto.

         (d) If the Assignee has the right, pursuant to Section 3.03(b), to be admitted to the Company as a Member, such Assignee shall become a Member when such transfer and admission is reflected in the books and records of the Company.

         (e) Each distribution in respect of a Membership Interest shall be paid by the Company only to the Record Holder thereof as of the date of such distribution, unless otherwise directed by the Record Holder. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of assignment or otherwise.

         (f) If any mutilated Certificate is surrendered to the Company, then the Company shall issue a new Certificate evidencing the same class and Sharing Ratio of Membership Interest as the Certificate so surrendered. Upon delivery by the Record Holder of an affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen, the Company shall issue a new Certificate evidencing the same class and Sharing Ratio of Membership Interest as the Certificate that was lost, destroyed or stolen.

         3.09 PUT AND CALL OF INVESTOR'S MEMBERSHIP INTEREST. (a) Investor may at its option require the Class A Members to purchase (which purchase may, at the option of the Class A Members, be made through a redemption by the Company or a purchase by the Class A Members, Affiliates of the Class A Members or third parties designated by the Class A Members) all (but not part) of Investor's Membership Interest effective on a date (that date or any date similarly designated under Section 3.09(c) called the "Option Exercise Date") that is (i) February 4, 2004 or (ii) the first day of any calendar year thereafter, as provided in this Section 3.09. To exercise this option, Investor must give the Class A Members notice of the exercise (an "Option Exercise Notice") on or before the 180th day prior to the Option Exercise Date.

         (b) Promptly after receipt of an Option Exercise Notice from Investor, the Class A Members shall notify the Class B Members (other than Investor) in writing of the receipt of the Option Exercise Notice and shall afford ECP Holding and Mesquite the option, exercisable for a period of fifteen Business Days following receipt of such notice from the Class A Members, to (i) require the Class A Members to purchase (which purchase may, at the option of the Class A Members, be made through a redemption by the Company or a purchase by the Class A Members, Affiliates of the Class A Members or third parties designated by the Class A Members) all (but not part) of ECP Holding's and Mesquite's Membership Interest as a Class B Member, effective on the Option Exercise Date, or (ii) remain as a Class B Member of the Company. A failure to respond to the notice given by the Class A Members within the fifteen Business Day period described above shall constitute an election by ECP Holding or Mesquite to remain a Class B Member of the Company.

         (c) The Class A Members may at their option cause the Company to redeem from Investor, or require Investor to sell to the Class A Members (or Affiliates of the Class A Members or third parties jointly designated by the Class A Members), all (but not part) of such Investor's

Membership Interest effective on an Option Exercise Date that is (i) February 4, 2004 or (ii) the first day of any calendar year thereafter, as provided in this
Section 3.09. To exercise this option, the Class A Members must give Investor notice of the exercise on or before the 180th day prior to the Option Exercise Date.

         (d) The price for any redemption or purchase and sale of a Membership Interest under this Section 3.09 shall be the amount determined in accordance with Exhibit B. The purchase price shall be payable in cash. On the Option Exercise Date (or if that day is not a Business Day, on the next succeeding Business Day), the Company, the Class A Members (or their designated Affiliates or third parties) shall pay the redemption or purchase price to the applicable Class B Member, and if such interest is purchased, the Class A Members (or their designated Affiliates or third parties) automatically shall become the owner of that Membership Interest and such Class B Member shall cease to be a Member in the Company, effective as of the Option Exercise Date.

         3.10 CALL OF MEMBERSHIP INTEREST. (a) If any Member or Affiliate of a Member (the "Transaction Member") proposes to consummate a transaction (a "PUHCA Transaction") that will cause any power plant in which the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA, unless the Class A Members that are not Transaction Members jointly determine in their reasonable discretion that such loss of "qualifying facility" status under PURPA would not materially adversely affect such facility, the Company or its Members, such Member shall promptly notify the other Members. In that event, the other Members may at their option cause the Company to redeem from the Transaction Member (and from Investor, if the Transaction Member is an Enron Member), or require the Transaction Member (and Investor, if the Transaction Member is an Enron Member) to sell to the other Members (or Affiliates of the other Members or third parties designated by any such other Members), all or any designated portion of the Transaction Member's (and Investor's, if applicable) Membership Interest. To exercise this option, the other Members must give notice to the Transaction Member (and Investor, if the Transaction Member is an Enron Member) of the exercise on or before the 60th Day following receipt of such notice from the Transaction Member.

         (b) The price for a redemption or purchase and sale of a Membership Interest under this Section 3.10 shall be the amount determined in accordance with Exhibit B. The purchase price shall be payable in cash. On the earlier of
(i) the 30th Day following the other Members' notice to the Transaction Member (and Investor, if the Transaction Member is an Enron Member) that it is exercising such option, or (ii) the third Business Day preceding the anticipated consummation of the PUHCA Transaction, the other Members (or their respective designated Affiliates or third parties) shall pay the redemption or purchase price to the Transaction Member (and Investor, if the Transaction Member is an Enron Member), and if such interest is purchased, the other Members (or their designated Affiliates or third parties) automatically shall become owners of that Membership Interest and, if such Membership Interest constitutes all of the Transaction Member's (and Investor's, if applicable) Membership Interest, the Transaction Member (and Investor, if applicable) shall cease to be a Member in the Company, effective as of the date of such closing.

         (c) If the other Members do not exercise the option described in
Section 3.10(a), the Transaction Member (and Investor, if the Transaction Member is an Enron Member) shall Dispose of their entire Membership Interests in accordance with Section 3.03 prior to the consummation of the PUHCA Transaction.

         3.11 BUY-SELL RIGHT. (a) If the Class A Members reach a Deadlock, then either Class A Member (the "Initiating Member") may exercise a buy-sell right by delivering a notice (the "Buy-Sell Notice") to the other Class A Member (the "Responding Member"), in which the Initiating Member makes an offer to acquire all, but not a part of, the Responding Member's Membership Interest (plus Investor's Membership Interest, if the Responding Member is an Enron Member) for a cash purchase price (the "First Price") specified in the Buy-Sell Notice.

         (b) The Responding Member shall have the right, exercisable by notice (the "Second Notice") given to the Initiating Member within 180 Days after the giving of the Buy-Sell Notice, to purchase all, but not a part, of the Membership Interest of the Initiating Member (plus Investor's Membership Interest, if the Initiating Member is an Enron Member) for a cash purchase price (the "Second Price") equal to the product of (i) the Sharing Ratio represented by the Initiating Member's (plus Investor's, if applicable) Membership Interest and (ii) a fraction, the numerator of which is the First Price and the denominator of which is the Sharing Ratio of the Responding Member's (plus Investor's, if applicable) Membership Interest.

         (c) On the purchase date (which shall be selected by the purchasing party but in no event later than 195 Days after the Buy-Sell Notice), the Responding Member (and Investor, if applicable) shall sell, and the Initiating Member (or its designated Affiliate or third party) shall purchase, the Responding Member's Membership Interest for the First Price; provided, however, that if a Second Notice shall have been timely given, then on the purchase date the Initiating Member (and Investor, if applicable) shall sell, and the Responding Member (or its designated Affiliate or third party) shall purchase, the Initiating Member's (and Investor's, if applicable) Membership Interest for the Second Price. In either case, the purchase price shall be payable in cash, and the purchasing Member (or its designated Affiliate or third party) automatically shall become the owner of that Membership Interest, and the selling Member (and Investor, if applicable) shall cease to be a Member in the Company, effective as of the date of such closing.


                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

         4.01 PREVIOUS CAPITAL CONTRIBUTIONS. The Members have made (or, in the case of Members that acquired their Membership Interests by assignment from predecessor Members, are deemed to have made) the Capital Contributions described in Section 4.01 of the First Restated Agreement.

         4.02 SUBSEQUENT CAPITAL CONTRIBUTIONS. (a) Except as expressly provided herein, no Member shall have any obligation to make any additional Capital Contributions.

         (b) No Class B Member may make any additional Capital Contributions. A Class A Member may make additional Capital Contributions (i) with the consent of the other Class A

Members and (ii) without offering to any other Member the opportunity to make such Capital Contributions.

         (c) If at any time the Class A Members determine in accordance with the provisions of Section 6.02(c) that additional capital is required or if funds are otherwise required by the Company, then either Class A Member shall send a Call Notice to the Class A Members. Each Class A Member shall thereupon be required to make an additional capital contribution (an "Additional Capital Contribution") in an amount equal to the product of (i) its Sharing Ratio divided by the aggregate Sharing Ratios of the Class A Members multiplied by
(ii) the amount of additional capital determined by the Class A Members to be required as set forth in the Call Notice. Each Class A Member shall, within thirty (30) days after receipt of the Call Notice, make the Additional Capital Contribution required to be made pursuant to such Call Notice by delivery of immediately available funds to the Company. None of the terms, covenants, obligations or rights contained in this Section 4.02 is or shall be deemed to be for the benefit of any Person other than the Members and the Company, and no such third Person shall under any circumstances have any right to compel any actions or payments by the Members. Nothing herein shall be construed as prohibiting the Class A Members from agreeing in accordance with Section 6.02 to fund capital needs of the Company in the form of loans from the Members.

         4.03 FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS. In the event that there is a Defaulting Member, the Non-defaulting Member may, in addition to any other remedy available at law or in equity, elect by twenty (20) days written notice to the Defaulting Member either (i) not to make the Additional Capital Contribution otherwise required to be made by such Non-defaulting Member, in which case neither of the Class A Members shall be deemed to be a Defaulting Member, or (ii) to make the Additional Capital Contribution otherwise required to be made by such Non- defaulting Member and to advance the Default Amount to the Company, with the following results:

                  (i) the sum advanced constitutes a loan from the Non-defaulting Member to the Defaulting Member and a Capital Contribution of that sum to the Company by the Defaulting Member pursuant to the applicable provisions of this Agreement;

                  (ii) the principal balance of the loan and all accrued unpaid interest thereon is due and payable in whole on the tenth day after written demand therefor by the Non-defaulting Member to the Defaulting Member;

                  (iii) the amount lent bears interest at a rate equal to twelve percent (12%) per annum, compounded annually from the Day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Non-defaulting Member;

                  (iv) all distributions from the Company that otherwise would be made to the Defaulting Member (whether before or after dissolution of the Company) instead shall be paid to the Non-defaulting Member until the loan and all interest accrued on it have been paid in full to the Non-defaulting Member (with payments being applied first to accrued and unpaid interest and then to principal), and

                  (v) the Non-defaulting Member has the right, in addition to the other rights and remedies granted to it pursuant to this Agreement or available to it at Law or in equity, to take any action (including court proceedings) that the Non-defaulting Member may deem appropriate to obtain payment by the Defaulting Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Defaulting Member.

         4.04 RETURN OF CONTRIBUTIONS. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions. A Member is not entitled to be paid interest in respect of its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or assets to the Company to enable the Company to return any Member's Capital Contributions.

         4.05 LOANS. No Member may make any loans to the Company without the consent of the Class A Members.

         4.06 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Each Member's Capital Account shall be increased by (a) the amount of money contributed by that Member to the Company, (b) the fair market value of property contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (c) the Net Income allocated to such Member pursuant to Section 5.03, and (d) the gross income allocated to such Member pursuant to Section 5.04, and shall be decreased by (e) the amount of money distributed to that Member by the Company, (f) the fair market value of property distributed to that Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), (g) the Net Loss allocated to such Member pursuant to Section 5.03, and (h) any "partner non-recourse deductions" (as defined in Treasury Regulation Section 1-704-2(i)) and any "non-recourse deductions" (as defined in Treasury Regulation Section 1-704-2(b)) allocated to such Member pursuant to Section 5.04 of this Agreement. The Capital Account of each Member shall be adjusted to reflect any adjustment to the Carrying Value of the Company's assets attributable to the application of Sections 734 or 743 of the Code to the extent required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m). Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Member, the Capital Account of such Member shall be determined after giving effect to the allocation of Net Income, Net Loss and other items realized prior or concurrently to such time (including any Net Income and Net Losses attributable to adjustments to Carrying Values with respect to any concurrent distribution), and all contributions and distributions made prior or concurrently to the time as of which such determination is to be made. Upon the Disposition of all or a portion of a Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

                                    ARTICLE 5
                                  DISTRIBUTIONS

         5.01 DISTRIBUTIONS. Distributions to the Members shall be made as follows:

         (a) As soon as practical after the Effective Date, to the extent such amounts have not been distributed prior to such date, the Company shall distribute to the Record Holder on June 30, 1999 of the Class A Member's Membership Interest, all cash held by the Company as of June 30, 1999 that it is permitted to distribute under the Loan Documents, after retention of reasonable cash reserves (taking into account all other cash reserves of the Company then on hand) for expected operating expenditures of the Company during the three months following the date of such distribution, as reasonably determined jointly by the Class A Members.

         (b) From and after the Effective Date, the Company shall distribute on a monthly basis (or, if less often, as frequently as it is permitted to distribute under the Loan Documents), all cash it is permitted to distribute under the Loan Documents (other than reasonable reserves for expected expenditures during the succeeding six-month period as determined by the Class A Members and other amounts the Class A Members unanimously determine are necessary or appropriate for the expected business needs of the Company) to the Class A Members, in proportion to their respective Sharing Ratios, until the Class A Members have received distributions equal to the Class A Preference Amount.

         (c) After the Class A Members have received distributions equal to the Class A Preference Amount, the Company shall distribute, on a monthly basis (or, if less often, as frequently as it is permitted to distribute under the Loan Documents), all cash it is permitted to distribute under the Loan Documents (other than reasonable reserves for expected expenditures during the succeeding six-month period as determined by the Class A Members and other amounts the Class A Members unanimously determine are necessary or appropriate for the expected business needs of the Company) to the Members in accordance with the Sharing Ratios.

         (d) (i) Notwithstanding the provisions of Section 5.01(b) and (c), but subject to Section 5.01(d)(ii), (iii) and (iv), the Company shall make the following cash distributions to ECP Holding as promptly after the occurrence of the following events as may be permitted under the Loan Documents, and such distributions shall be ignored for purposes of calculating the Class A Preference Amount:

                           (A) $16,326,531 (i.e., $8,000,000 divided by .49)
                  upon the occurrence of Financial Closing of a Power Contract Restructuring for either Power Purchase Agreement relating to the Bayonne Plant;

                           (B) $16,326,531 (i.e., $8,000,000 divided by .49)
                  upon the occurrence of Financial Closing of a Power Contract Restructuring for the Power Purchase Agreement relating to the Camden Plant;

                           (C) $16,326,531 (i.e., $8,000,000 divided by .49)
                  upon the occurrence of Financial Closing of Power Contract Restructuring for the Power Purchase Agreement relating to the Linden Plant;

                           (D) $5,102,041 (i.e., $2,500,000 divided by .49) upon
                  the occurrence of the Substantial Completion Date with respect to the installation by the Company or any of its subsidiaries of thermal energy storage at the Linden Plant to increase summer capacity by 70MW;

                           (E) $6,122,449 (i.e., $3,000,000 divided by .49) upon
                  the occurrence of the Substantial Completion Date with respect to the installation by the Company or any of its subsidiaries of a simple cycle GE Frame 7FA turbine as new Unit 7 at the Linden Plant.

                           (F) $2,040,816 (i.e., $1,000,000 divided by .49) upon
                  the occurrence of the Substantial Completion Date with respect to the installation by the Company or any of its Subsidiaries of a 16-inch gas bypass pipeline spur from the Transco pipeline for the Bayonne Plant; and

                           (G) $3,061,224 (i.e., $1,500,000 divided by .49) upon
                  the occurrence of the Substantial Completion Date associated with the installation by the Company or any of its Subsidiaries of a reverse osmosis treatment facility at the Linden Plant to allow it to accept waste water from the Linden Roselle Sewerage Authority.

                  (ii) In no event will the sum of (A) 49% of the distributions made by the Company to ECP Holding pursuant to this Section 5.01(d) and
         (B) the payments made by Mesquite to ECP Holding pursuant to Section
         2.03 of the Purchase Agreement exceed $17,000,000, excluding any interest paid pursuant to Section 5.01(d)(iv) or Section 2.03 of the Purchase Agreement.

                  (iii) If pursuant to Section 2.03 of the Purchase Agreement,
         (A) Mesquite has made a payment to ECP Holding in connection with the occurrence of any event described in clause (A), (B), (C), (D), (E),
         (F), or (G) of Section 5.01(d)(i), then the distribution contemplated by the applicable clause of this Section 5.01(d) and the aggregate limit described in Section 5.01(d)(ii) shall be reduced by an amount equal to the product of (1) the payment made by Mesquite and (2) a fraction, the numerator of which is one and the denominator of which is .49, or (B) Mesquite has paid to ECP Holding $17,000,000 in the aggregate, then all distributions contemplated by this Section 5.01(d) shall be cancelled and shall not be made by the Company.

                  (iv) If pursuant to Section 2.03(b) of the Purchase Agreement, Mesquite is required to pay interest to ECP Holding on amounts owing thereunder, then in addition to the applicable payment specified in
         Section 5.01(d)(i), the Company shall distribute to ECP Holding an amount of interest as provided in such Section 2.03(b), but only to the extent such interest is not paid by Mesquite pursuant to such Section 2.03(b) of the Purchase Agreement.

         5.02 DISTRIBUTIONS ON DISSOLUTION AND WINDING UP. Upon the dissolution and winding up of the Company, all available proceeds distributable to the Members as determined under Section 10.02 shall be distributed as follows:

         (a) The proceeds shall be distributed first to the Class A Members until the Class A Members have received distributions equal to the Class A Preference Amount.

         (b) After the Class A Members have received distributions equal to the Class A Preference Amount, proceeds shall be distributed to the Members in accordance with the Sharing Ratios.

         5.03 ALLOCATIONS. (a) Net Income for any Fiscal Year shall be allocated as follows:

                  (i) First, to the Class A Members until the cumulative amount of Net Income allocated pursuant to this Section 5.03(a)(i) for the current taxable period and all prior taxable periods equals the cumulative amount of Net Loss, if any, allocated pursuant to Section 5.03(b)(iii) for all prior taxable periods.

                  (ii) Next, to the Class A Members until the cumulative amount of Net Income allocated pursuant to this Section 5.03(a)(ii) for the current taxable period and all prior taxable periods equals the amount described in clause (ii) of the definition of Class A Preference Amount, plus the cumulative amount of Net Loss, if any, allocated pursuant to Section 5.03(b)(ii) for all prior taxable periods; and

                  (iii) Thereafter, to the Members in accordance with the Sharing Ratios.

         (b) Net Loss for any Fiscal Year shall be allocated as follows:

                  (i) First, to the Members in accordance with the Sharing Ratios until the cumulative amount of Net Loss allocated pursuant to this
Section 5.03(b)(i) for the current taxable period and all prior taxable periods equals the cumulative amount of Net Income, if any, allocated pursuant to
Section 5.03(a)(iii) for all prior taxable periods;

                  (ii) Next, to the Class A Members until the cumulative amount of Net Loss allocated pursuant to this Section 5.03(b)(ii) for the current taxable period and all prior taxable periods equals the cumulative amount of Net Income, if any, allocated pursuant to Section 5.03(a)(ii) for all prior taxable periods; and

                  (iii) Thereafter, to the Class A Members.

         (c) Notwithstanding anything herein to the contrary, upon the dissolution or winding up the Company, Net Profit and Net Loss, and to the extent necessary, items of income, loss or deduction, shall be allocated among the Members so that the distributions required to be made pursuant to Section
5.02 will be made in accordance with the Members' Capital Account balances.

         5.04 ADDITIONAL ALLOCATIONS. (a) Notwithstanding any other provision of this Agreement (i) "partner non-recourse deductions" (as defined in Treasury Regulation Section 1.704-2(i)), if any, of the Company shall be allocated to the Member that bears the economic risk loss within the meaning of Treasury Regulation Section 1.704-2(i)), and (ii) "non-recourse deductions" (as defined in Treasury Regulation 1.704-2(b)), if any, of the Company with respect to each period shall be allocated in the same proportion as Net Income and Net Losses for such period.

         (b) This Agreement shall be deemed to include "qualified income offset," "minimum gain chargeback" and "partner non-recourse debt minimum gain chargeback" provisions within the meaning of Treasury Regulations under Section 704(b) of the Code. Accordingly, notwithstanding any other provision of this Agreement, items of gross income shall be allocated to the Members on a priority basis to the extent and in the manner required by such provisions.

         (c) Any special allocation of items pursuant to Sections 5.04(a) or (b) shall be taken into account in computing subsequent allocations pursuant to
Section 5.03 so that the cumulative net amount of all items allocated to each Member shall, to the extent possible, be equal to the amount that would have been allocated to such Member if there had never been any special allocation pursuant to Sections 5.04(a) or (b).

         (d) For the first Fiscal Year of the Company, the Class B Members shall be allocated gross income in an amount equal to any amount described in clauses
(ii), (iii) and (iv) of the definition of Class B Preference Amount in the First Restated Agreement distributed (or deemed distributed) to the Class B Members. Such amount shall be allocated to the Class B Members that received such distributions (or deemed distributions).

         (e) For any Fiscal Year, there shall be allocated to ECP Holding gross income of the Company in an amount equal to distributions made to ECP Holdings pursuant to Section 5.01(d) during such Fiscal Year.

         5.05 ALLOCATIONS FOR TAX PURPOSES. For tax purposes, (i) all items of income, gain, loss, deduction, and expense shall be allocated to the Members in the same manner as the correlative items of "book" income, gain, loss, deduction, and expense are allocated pursuant to Sections 5.03 and 5.04, and
(ii) each tax credit shall be allocated to Members in the same manner as the receipt or expenditure giving rise to such credit is allocated pursuant to 5.03 and 5.04; provided, however, that in accordance with Section 704(c) of the Code, the Treasury Regulations promulgated thereunder and Treasury Regulation Section 1.704-1(b)(4)(i), items of income, gain, loss, deduction, expense and credit with respect to any property whose Carrying Value differs from its adjusted basis for tax purposes shall, solely for tax purposes, be allocated between the Members so as to take account of both the amount and character of such variation.

         5.06 VARYING INTERESTS. If during any Fiscal Year there is a change in any Member's interest in the Company, the Members agree that their allocable shares of the Profits and Losses (or items of income, gain, loss, or deduction) for the taxable year shall be determined based on a closing of the Company's books on the date of such change or any other method permissible under Code
Section 706 that is selected by all the Class A Members to take account of the Member's varying interest.

         5.07 TRUE-UP. In order to ensure that, in the aggregate, no Utility Affiliate receives in excess of a fifty percent (50%) derivative share of the "stream of benefits" (as such term is used by the Federal Energy Regulatory Commission in applying the "QF Ownership Criteria") from the Company, to the extent that any provision of this Agreement results or has resulted in an allocation or payment to the Utility Affiliate or to the extent that any payment under any other agreement is determined or has been determined to be included in the "stream of benefits" attributable to the Utility Affiliate such that the portion of the "stream of benefits" attributable to the Utility Affiliate would exceed fifty percent (50%) of the aggregate "stream of benefits" of the Company, then unless the Class A Member that is not a Utility Affiliate determines in its reasonable discretion that failure to satisfy the QF Ownership Criteria would not materially adversely affect the Company or its Members, the Utility Affiliate shall pay over to the other Members that are not Utility Affiliates (in proportion to their respective Sharing Ratios) such amounts as is necessary so that the portion so attributable to the Utility Affiliate shall not exceed fifty percent (50%).


                                    ARTICLE 6
                                   MANAGEMENT

         6.01 MANAGEMENT OF COMPANY AFFAIRS. (a) Except for the day-to-day management duties delegated to the officers of the Company pursuant to Section
6.05 (which the Class A Members shall oversee) and for situations in which the approval of other Members is expressly required by this Agreement or by non-waivable provisions of applicable Law, the Class A Members shall have full, complete, and exclusive authority to manage and control the business and affairs of the Company. The Company will not have "managers," as that term is used in the Act or Rev. Proc. 95-10, 1995-3 I.R.B. 20, it being understood that the Representatives and the Officers do not constitute "managers."

         (b) Notwithstanding the provisions of Section 6.01(a), the Company may do any of the following only with the consent of the Class B Members:

                  (i) engage in any business other than as described in Section 2.04;

                  (ii) amend the Loan Documents if, as a result thereof, the obligations or liabilities of any of the Class B Members (whether as guarantors, pledgors of security or otherwise) thereunder would be increased; or

                  (iii) merge or consolidate with or into another limited liability company or other business entity, or enter into an agreement to do so;

provided, however, that if Investor fails to provide its consent to any action contemplated by Section 6.01(b)(iii), then the Class A Members may exercise the same option as that set forth in Section 3.03(g).

         (c) The Class A Members shall have the right to request that the Class B Members grant any consent or approval or make any designation regarding the matters referred to in this Section 6.01, and any Class B Member may, but shall have no obligation to, grant its consent, approval or designation. In any request to another Member for its consent, approval or determination, the Class A Members may specify a response period that is reasonable and that ends no earlier than the 10th Business Day following the date on which the Member whose consent, approval or determination is sought receives the request as described in this Section 6.01(c). Each Class B Member agrees that in the event the Class A Members requests its consent, approval or determination regarding a matter, such Class B Member will respond within the response period specified in the notice. In the event the Class A Member follows such procedures and a Class B Member fails to respond within the response period specified in the notice given in accordance with this Section 6.01(c), the request of the Class A Members will be deemed to have been denied by such Class B Member. In the event the Class B Members grant a consent or approval or make a designation pursuant to this Section 6.01(c), the Class A Members shall take action in a manner consistent, or refrain from taking action pursuant to this Agreement in a manner inconsistent, with such consent, approval or designation.

         (d) No Member (other than the Class A Members) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

         (e) Any Person dealing with the Company, other than a Member, may rely on the authority of the Class A Members or the officers of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance with them, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

         (f)(i) For purposes of this provision, the following definitions apply:

         1.       "CalPERS fiduciary" means the individuals listed in Schedule
                  1. Investor reserves the right to amend this list, upon notice to the Contractor, and without amending this agreement.

         2. "Contractor" includes the Company, as well as its directors, officers and the persons specified on Schedule 2 (as well as the successors to such persons, collectively the "Reporting Parties").

         3. "Gift" means anything for which no corresponding consideration has been given, with a value over $10.

         4. "Political contribution" means a "contribution" as defined by the Political Reform Act (Cal. Gov. Code sec. 81000 et seq., sec. 82015), or any contribution made in connection with a CalPERS Board member election provided for in Cal. Gov. Code sec. 20090(g).

         (ii) By January 31 of each year that CalPERS is a Member, the Contractor (on behalf of itself and its directors, officers and the Reporting Parties) shall disclose in writing to the CalPERS Chief Executive Officer whether the Contractor provided, or was requested to provide, during the previous calendar year, any gifts or political or other contributions to a CalPERS fiduciary, or to a candidate for California State Treasurer or Controller. For each solicitation, the disclosure shall include the following information: the date of the solicitation; the name of the individual who made the solicitation; the amount solicited; the manner of solicitation; and the purpose of the solicitation. For gifts and contributions provided, the disclosure shall include: the nature of the item provided (gift or type of contribution); a brief description of the item provided; the approximate value; the date provided; and the recipient.

         (iii) The Company represents and warrants to Investor that the officers and directors of the Company and the Reporting Parties constitute all of the persons authorized to act for the Company with regard to its relationship with CalPERS. The Company agrees to amend or supplement Schedule 2 from time to time so long as CalPERS is a Member so that the officers and directors of the Company and the Reporting Parties continue to constitute all the persons authorized to act for the Company with regard to its relationship with CalPERS.

         6.02 MANAGEMENT BY CLASS A MEMBERS. (a) Except as set forth in Sections 6.02(c), 6.06, 6.07 and 7.03, the Class A Members shall make decisions and take actions regarding the Company collectively by majority vote (or written consent in lieu of a vote), based upon their respective Sharing Ratios. The Class A Members may delegate specific Management authority to either of the Class A Members or their Affiliates, including the delegations set forth in Section 6.06.

         (b) The Class A Members shall meet quarterly, subject to more or less frequent meetings upon approval of the Class A Members. Special meetings of the Class A Members may be called at such times, and in such manner, as any Class A Member deems necessary. Any Class A Member calling for any such special meeting shall notify the other Class A Member of the date and agenda for such meeting at least ten Days prior to the date of such meeting. Such ten-Day period may be shortened by the Class A Members. The presence of Class A Members holding among them at least a majority of the Sharing Ratios of the Class A Members shall constitute a quorum for the transaction of business at any meeting of the Class A Members. Any action required or permitted to be taken at a meeting of the Class A Members may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by Class A Members that could have taken the action at a meeting of the Class A Members at which all Class A Members entitled to vote on the action were represented and voted. Class A Members may participate in and hold such meeting by means of conference telephone, videoconference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         (c) Notwithstanding Section 6.02(a) but subject to Article III and Sections 6.01(b), 6.06, 9.01, 9.02(a)(iv) and 10.04, the following decisions and actions from and after the Effective Date shall require the unanimous approval of the Class A Members (with references to the "Company" in this Section 6.02(c) referring to the Company or any of its Subsidiaries):

                           (i) causing or permitting the Company to Dispose of
                  or Encumber (A) all or substantially all of its assets or (B) any asset, the fair market value or book value of which exceeds $5,000,000;

                           (ii) causing or permitting the Company to incur any
                  Indebtedness, other than up to $5,000,000 of Indebtedness incurred or assumed solely for the purpose of financing the cost of acquiring or constructing an asset or for working capital purposes;

                           (iii) causing or permitting the Company to merge,
                  consolidate or convert into any other entity, to enter into a joint venture, association or profit sharing with another entity or to acquire any equity interest in any other Person or all or substantially all of the assets of any other Person;

                           (iv) approving loans by the Members or their
                  Affiliates to the Company or by the Company to any other Person and in each case, any draw thereunder, including any decisions of the Company under the Amended Credit Support Agreement;

                           (v) approving (A) the annual capital and operating
                  budget for the Company (with it being understood that the last approved budget shall be used, and deemed approved, for any subsequent period until the new budget for that period is so approved), (B) any amendment or modification of any approved annual budget and (C) any expenditures by the Company that would exceed the approved budgeted amount for such expenditure by more than (1) 5% of any line item expenditure (not to exceed $50,000) or (2) $250,000 in excess of the total approved annual budget;

                           (vi) causing or permitting the Company (A) to cancel,
                  terminate, amend or restate, or relinquish any material rights under, any material contract or agreement to which the Company is a party, or (B) to enter into any new material contract or agreement (for the purposes of this subsection (vi), a material contract or agreement shall include but not be limited to contracts or agreements involving consideration (including the assumption of actual and contingent liabilities) in excess of $300,000 in any year or in excess of $1,000,000 in total for the duration of such contract or agreement;

                           (vii) causing or permitting the Company (A) to enter
                  into, engage in or incur any costs under any transaction, contract, agreement or arrangement with a Member, Officer or employee of the Company, an Affiliate of any of the foregoing, or a Person related by blood or marriage to any of the foregoing, in each case involving consideration exceeding the amount authorized for expenditure in the annual budget for the Company on the services provided thereunder, or (B) to amend or modify any such contract, agreement or arrangement;

                           (viii) causing or permitting the Company to enter
                  into or engage in any transaction, contract, agreement or arrangement that (A) is unrelated to the Company's purpose (as set forth in Section 2.04), (B) otherwise contravenes the Certificate or this Agreement, (C) would make it impossible to carry on the ordinary business of the Company, or (D) is not apparently for the carrying on of the business of the Company in the usual way;

                           (ix) causing or permitting the Company (A) to fail to
                  comply with any provisions of applicable Law, (B) to fail to obtain, or comply with, all material permits and authorizations from Governmental Authorities required for it to conduct its business, or (C) to agree to the cancellation, amendment, restatement, or relinquish of any material rights under, any such material permit or authorization;

                           (x) approving any (A) change in the Company's
                  external auditors, (B) material change in accounting procedures for the Company or (C) material adjustment associated with the audit of the financial statements of the Company;

                           (xi) causing or permitting the Company to liquidate
                  or to become Bankrupt (but this provision shall not be construed to require any Member to ensure the profitability or solvency of the Company);

                           (xii) causing or permitting the Company to issue or
                  redeem any Membership Interest;

                           (xiii) making the decisions, taking the actions, and
                  exercising the options required or permitted to be make, taken or exercised by the Class A Members pursuant to Sections 3.03(a)(iv), 3.03(e), 3.03(f), 3.03(g), 3.09, 5.01(a), 6.01(b)
                  (proviso), 6.05(a) and 7.02(c);

                           (xiv) causing or permitting any power plant in which
                  the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA or would otherwise subject the Company or its Members to regulation under PUHCA or making a determination that the loss of such status would not materially adversely affect the Company or its Members;

                           (xv) initiating any litigation, arbitration or other
                  legal proceeding or the settlement of any litigation, arbitration or other legal proceeding, as the case may be, if the amount in dispute exceeds $1,000,000;

                           (xvi) making a determination under Section 4.02(c)
                  that Additional Capital Contributions are required;

                           (xvii) appointment and removal of the persons
                  nominated as officers or senior management positions of the Company and the approval of the compensation of such officers or senior management personnel;

                           (xviii) the registration of the Membership Interests
                  under the Securities Act of 1933, as amended;

                           (xix) causing or permitting any material action
                  relating to tax matters of the Subsidiaries of the Company;
                  and

                           (xx) approval of any business plan for the Company.

         (d) The Class A Members shall use commercially reasonable efforts to cause the Company, directly or indirectly, to (i) be entitled to designate an even number of representatives on the boards of directors or other management committees of the Company's subsidiaries and (ii) designate its representatives on each such board or committee in a manner that permits each Class A Member to select 50% of such representatives; provided, however, that if the Company is not entitled to designate an even number of representatives on any such board or committee, the Class A Members shall alternate the selection of the odd-numbered representative on an annual basis; provided, however, that the Class A Members shall use reasonable efforts to cause all such representatives shall vote in accordance with the decisions of the Company made pursuant to Sections 6.01 and 6.02.

         (e) The Class A Members hereby establish (i) a Construction Committee to provide oversight over any capital expenditure projects of the Company and its Subsidiaries, (ii) an Operations Committee to provide oversight over the operations of the Company and its Subsidiaries, (iii) a Commercial Committee to provide oversight over the key commercial issues and contracts affecting the Company and its Subsidiaries. The Class A Members may, by unanimous consent, establish other committees after the date of execution of this Agreement. Unless otherwise agreed to by the Class A Members, each such committee shall be comprised of one representative of each Class A Member ("Committee Representative"), designated by such Class A Member by written notice to each other Class A Member. Each Class A Member shall have the right to designate one or more alternate Committee Representatives to act in the place of the designated Committee Representative, if such Class A Member's designated Committee Representative is or becomes unavailable to act on behalf of such Member. Any Class A Member may at any time, by written notice to each other Member, remove its Committee Representative or alternate and designate a new Committee Representative or alternate. The term "Committee Representative," as used in this Agreement, includes an alternate Committee Representative if the designated Committee Representative is unavailable to act on behalf of a Member. Each Committee shall meet upon the request of any representative serving on such Committee and upon the request of any Class A Member. In this regard, the Construction Committee, the Operations Committee and the Commercial Committee shall have the following responsibilities:

         (A) Construction Committee - The Construction Committee shall provide oversight and direction to ECP Holding, as the Member designated responsibilities for capital expenditure projects in accordance with Section
6.06 of this Agreement. This shall include the review of matters submitted by ECP Holding to the committee, including the review of (1) construction budgets,
(2) final engineering design and specifications for said facilities, unless otherwise previously approved by the Members, (3) the bids for and the contracts with third party suppliers, contractors and subcontractors, (4) establishment of procedures for the testing, start up and commissioning of the new facilities and
(5) execution of an agreements associated with the acquisition of the necessary rights-of-way or land for the capital expenditure projects. ECP Holding shall provide periodic reports on the status of all of such construction projects, including presentations by developers, consultants, contractors and suppliers for such projects.

         (B) Operations Committee - The Operations Committee shall provide oversight and direction to the Company associated with the operation, maintenance and repair of the facilities of the Company and its Subsidiaries. This shall include the review of matters submitted by the Company, including the review of (1) operations and maintenance budgets, (2) any repair of any plant, unless otherwise previously approved by the Members, and (3) schedules for planned outages. The Company shall provide periodic reports on the status of the operations of the facilities of the Company and its Subsidiaries, including reports on outages at the plant, operating efficiencies (including efficiencies required to maintain its status as a "qualifying facility" under PURPA), comparisons to actual costs with budgeted costs, any significant environmental matters and any such other matters that the Operations Committee reasonably requests.

         (C) Commercial Committee - The Commercial Committee shall provide oversight and direction to the Company associated with the key commercial issues and contracts affecting the Company. Without limiting the above, the Commercial Committee shall provide oversight and direction to ECP Holding and El Paso, as the Member and the Affiliate of a Member, respectively, designated responsibilities for certain activities of the Company and its Subsidiaries in accordance with Section 6.06 of this Agreement. This shall include the review of matters submitted by ECP Holding and El Paso to the committee, including the review of the agreements required to effectuate such activities.

         (f) Notwithstanding the above, any Class A Member may require the Company to assert a claim under the Cogen Transaction Agreement.

         6.03 STANDARDS OF PERFORMANCE AND CONFLICTS OF INTEREST. (a) Except as provided otherwise in this Agreement, the Class A Members shall manage the business and affairs of the Company and oversee the day-to-day management of the Company by the officers of the Company as provided in Section 6.01 in good faith and in accordance with prudent industry standards toward the best interests of the Company. Each Class A Member is liable for errors or omissions in performing its duties with respect to the Company only in the case of breach or reckless disregard of fiduciary duties, gross negligence, willful misconduct, fraud or material breach of this Agreement, but not otherwise, IT BEING SPECIFICALLY AGREED THAT A CLASS A MEMBER IS NOT LIABLE FOR ITS OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE. In no event shall a Class A Member be liable for any action or course of conduct approved or consented to by the Class B Members (or, after Investor is no longer a Member, by the other Class A Member) or any action or course of conduct based on a determination by the Class B Members (or, after Investor is no longer a Member by the other Class A Member) INCLUDING SPECIFICALLY MATTERS FOR WHICH THE CLASS A MEMBER WOULD BE LIABLE IN THE ABSENCE OF THIS SECTION 6.03, SUCH AS ITS OWN SIMPLE, PARTIAL OR CONCURRENT NEGLIGENCE, absent a material misstatement or omission or fraud in obtaining the approval; provided, that notwithstanding the existence of a material misstatement or omission, in no event shall a Class A Member be liable for any such action or course of conduct if such Class A Member at the time or other Class A Member's or the Class B Members' consent, approval or determination, did not know of, and in the exercise of a standard of care not constituting bad faith, gross negligence, willful misconduct or fraud could not have known of, the material misstatement or omission. Each Class A Member shall devote such time and effort to the duties described in Section 6.01 as is necessary to promote fully the interests of the Company. In no event shall the provisions of this Section 6.03 relieve the Class A Members from liability pursuant to the provisions of any contract or transaction that may be entered into hereafter between the Company and a Class A Member.

         (b) A Member and its Affiliates may engage in, and possess interests in, other businesses, activities, ventures, enterprises and investments of any and every type and description (collectively, "Activities"), independently or with others, including Activities in competition with the Company and its subsidiaries, with no duty or obligation (express, implied, fiduciary or otherwise) (i) to refrain from engaging in such Activities, (ii) to offer the right to participate in such Activities to the Company, its subsidiaries, any other Member or any Affiliate of another Member, or (iii) to account to, or to share the results or profits of such Activities with, the Company, its subsidiaries, any other Member or any Affiliate of another Member; and any doctrines of non-competition, "company opportunity" or similar doctrines are hereby expressly disclaimed. Without limiting the generality of the foregoing, the Members recognize and agree that Enron, El Paso and their Affiliates currently engage, and may engage in the future, in various Activities that are the same or similar to the Activities proposed to be engaged in by the Company and its subsidiaries.

         (c) The Company may, and may permit any direct or indirect Subsidiary of the Company or other Person in which the Company owns, directly or indirectly, an equity interest to, transact business with (including entering into or modifying any contractual arrangements with) any Member or Affiliate of a Member, provided, that unless the Class A Members determine in their reasonable discretion that the loss of "qualifying facility" status under PURPA by the power plants in which the Company owns a direct or indirect interest would not materially adversely affect such facility, the Company or its Members,
(i) the terms of any such transactions with a Member or one of its Affiliates shall be comparable to, or at least as favorable to the Company or the applicable subsidiary or other Person as the terms of transactions at arms' length between unaffiliated parties and (ii) if the transaction is with a Member that is a Utility Affiliate, the terms of the transaction shall have been approved by at least one Class A Member that is not a Utility Affiliate. Any transaction between the Company and a Member or its Affiliates that has been approved by the other Members after full disclosure shall be deemed to have satisfied the standard set forth in the previous sentence. Each Member hereby approves the entering into by the Company of each of the agreements with Affiliates of Enron listed on Schedule 3. A Member or Affiliate that transacts business with the Company owes no duty to the Company or the other Members to exercise or to refrain from exercising in any particular manner its rights or powers as a participant in that transaction, including those arising under any contract with the Company, and (subject to the proviso in the first sentence of this Section 6.03(c)) such Member or such Affiliate of a Member may realize profits from that transaction.

         (d) The Class B Members acknowledge that the Class A Members, Enron, El Paso and their respective Affiliates do not guarantee the performance of the Company or the Class A Members. Neither Enron, El Paso nor any other Affiliate of Enron or El Paso (other than the Class A Members) shall have any liability for the acts, omissions or courses of conduct of the Company or the Class A Members, except in the case of gross negligence, willful misconduct or fraud by the Class A Members (but such exception shall apply only for the benefit of Investor and only for so long as Investor is a Member). As a result of the foregoing, Enron, El Paso and their respective Affiliates (other than the Class A Members) shall have NO LIABILITY FOR THE SIMPLE,

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PARTIAL OR CONCURRENT NEGLIGENCE OF THE CLASS A MEMBER, ENRON, EL PASO OR ANY OF
THEIR AFFILIATES in connection with the acts, omissions or courses of conduct of the Company or the Class A Members. Nothing herein shall prohibit a Class B Member or the Company from asserting valid claims other than as provided in this
Section 6.03. In no event shall the provisions of this Section 6.03(d) relieve the Class A Members, Enron, El Paso or any of their respective Affiliates from liability pursuant to the provisions of any contract or transaction that may be entered into hereafter between the Company and Enron, El Paso or any of their respective Affiliates.

         (e) This Section 6.03 constitutes a modification and disclaimer of duties and obligations (express, implied, fiduciary or otherwise) with respect to the matters described in this Section 6.03, pursuant to Section 18-1101 of the Act. The Members agree that the provisions of this Section 6.03 are "express" and "conspicuous" for all purposes of applicable Law.

         6.04 INDEMNIFICATION. (a) To the fullest extent permitted by Law, the Company shall indemnify the officers of the Company and the Class A Members and their respective officers, directors, employees, agents and controlling Persons, and each Class B Member and its officers, directors, employees, agents and controlling Persons (each, an "Indemnified Person"), on request by the Indemnified Person, and hold each of them harmless from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney's fees) any of them may incur as an officer, a Member of the Company or as a controlling Person of such Member, in performing the obligations of an officer or the Class A Member with respect to the Company, or in exercising rights of a Class B Member, INCLUDING ANY MATTER ARISING OUT OF OR RESULTING FROM THE INDEMNIFIED PERSON'S OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE, except for any such loss, cost, liability, damage or expense primarily attributable to the Indemnified Person's breach or reckless disregard of fiduciary duties, gross negligence, willful misconduct, fraud or material breach of this Agreement. If an Indemnified Person becomes involved in any action, proceeding or investigation with respect to which indemnity may be available under this Section 6.04, the Company may reimburse the Indemnified Person for its reasonable legal and other expenses (including the cost of investigation and preparation) as they are incurred, provided, that the Indemnified Person shall promptly repay to the Company the amount of any such expense paid if it is ultimately determined that the Indemnified Person was not entitled to indemnification hereunder. Any amounts payable in respect of indemnification hereunder shall be recoverable only from the assets of the Company.

         (b) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action with respect to which indemnity may be available under this Section 6.04, the Indemnified Person shall, if a claim in respect thereof is to be made against the Company under this Section 6.04, notify the Company in writing of the claim or the commencement of the action; provided, that the failure to notify the Company shall not relieve it from any liability which it may have to an Indemnified Person other than under this
Section 6.04 except to the extent that the Company is prejudiced thereby. If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Company thereof, the Company shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from the Company to the Indemnified Person of its election to assume the defense of such claim or action, the Company shall not be liable to the Indemnified



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Person under this Section 6.04 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof; provided, that all of the Indemnified Persons shall have the right to employ one counsel to represent them if, in the opinion of counsel to the Indemnified Persons (which, in the case of Investor, may be its internal counsel), there are available to them defenses not available to the Company and in that event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the Company be required to indemnify an Indemnified Person with respect to amounts paid in settlement of a claim unless such claim was settled with the consent of the Company.

         6.05 OFFICERS; DAY-TO-DAY MANAGEMENT. (a) The current Officers of the Company are listed on Schedule 4. Officers of the Company may be appointed, and may be removed and replaced, by the Class A Members, and such officers shall have such titles, authority, duties and salary or other compensation, if any, as the Class A Members shall determine. Each officer shall hold office until his successor shall be duly designated or until his death or earlier resignation or removal. Any officer may resign as such at any time.

         (b) Subject to the policies and guidelines adopted by the Class A Members and the other restrictions set forth in this Agreement, the Company's officers shall have the full authority to and shall manage, control and oversee the day-to-day business and affairs of the Company and shall perform all other acts as are customary or incident to the management of such business and affairs, which will include the general and administrative affairs of the Company and the operation and maintenance of the Company's assets in accordance with annual budgets approved by the Class A Members and the other provisions of this Agreement.

         6.06 MANAGEMENT BY MEMBERS. The Members agree to delegate the day-to-day management duties to the Members or the designated Affiliate of the Member set forth below with regard to the following duties:

         (a) Power Contract Restructuring - The Class A Members hereby delegate to El Paso Power the authority to negotiate the restructuring of the Power Purchase Agreements and the associated restructuring of steam sale, fuel supply and other material project agreements (other than the capital arrangements set forth in Section 6.06(b)(ii)) of the Company or its Subsidiaries; but no such restructured agreement shall be made binding on the Company or its Subsidiaries without the unanimous approval of the Class A Members.

         (b) Capital Projects - The Class A Members hereby delegate to ECP Holding the authority to manage (i) expansions and other capital expenditure projects at the facilities of the Company or its Subsidiaries and (ii) the restructuring of capital arrangements for the Company or its Subsidiaries; but no such expansions, capital expenditure projects or restructurings shall be made binding on the Company or its Subsidiaries without the unanimous approval of the Class A Members.

         (c) Gas and Power Marketing - The responsibility for the procurement of fuel supplies and power marketing shall be divided between the Company, ECP Holding and El Paso Power or their Affiliates as follows:

                  (i) Pre-Restructuring Period - The Company and its employees shall be responsible for all matters associated with the procurement of fuel supplies and the marketing of the power from each of the Camden Plant, the Bayonne Plant and the Linden Plant for all periods prior to the completion of the Power Contract Restructuring for each such plant; provided that ECP Holding or one of its Affiliates will be responsible for any marketing of the power generation at the Linden Plant that is not being sold pursuant to one or more long-term power purchase agreements with Consolidated Edison Company prior to the completion of the restructuring of the power purchase agreement for the Linden Plant.

                  (ii) Post-Restructuring Period - El Paso Power or its Affiliates shall be responsible for all matters associated with the procurement of fuel supplies and the marketing of power from the Camden Plant and the Bayonne Plant for the period following the earlier of (A) the completion of the Power Contract Restructuring and (B) the termination or expiration of the applicable Power Purchase Agreement for such plant. ECP Holding or its Affiliates shall be responsible for all matters associated with the procurement of fuel supplies and the marketing of power from the Linden Plant for the period following the earlier of (1) the completion of the Power Plant Restructuring and (2) the termination or expiration of the applicable Power Purchase Agreement for such plant. Prior to the completion of the Power Contract Restructuring for each such plant, the Company and El Paso Power or ECP Holding or their respective Affiliates, as the case may be, shall negotiate in good faith to enter into definitive agreements to govern the relationship of the parties with regard to the procurement of fuel supplies and the marketing of power from each of the plants. The Members intend that such definitive agreements shall contain the following terms and conditions:

                           (A) Fuel Procurement - The Member or its Affiliate
                  assigned responsibility for the procurement of fuel for a plant (the "Fuel Manager") shall be responsible for the delivery to the Company of 100% of the fuel requirements at the applicable plant. Title to such fuel supplies shall be transferred from the Fuel Manager to the Company at or near the site of the applicable plant. The Fuel Manager shall be responsible for entering into all purchase and transportation arrangements upstream of such plant; provided that such purchase and transportation arrangements shall be consistent with the fuel procurement plan for each annual period that is approved by the Company, through the unanimous vote of the Class A Members (the "Annual Fuel Procurement Plan"). The Annual Fuel Procurement Plan will provide general guidelines regarding the terms and conditions associated with the purchase and transportation from various available supply locations, including the term of commitment, firm vs. interruptible obligation to purchase, firm vs. interruptible obligations to transport and other terms and conditions affecting the revenues and risks associated with such purchase and transportation). The Members intend that the Annual Fuel Procurement Plans will contain terms and conditions for the sale and transportation of fuel that will provide the Company with the best economic result. The Members envision that the Annual Fuel Procurement Plans will provide for a price for fuel supplies delivered at the applicable plant that will be based upon an index or basket of indices that are located at or near the applicable plant that represent liquid and transparent pricing points widely relied upon by buyers and sellers of fuel at such points as reflective of the market conditions. Additional charges will be added to compensate for
                  (a) any applicable market based premiums associated with the purchase of longer term or firm fuel supplies required by the Company in accordance with the Annual Fuel Procurement Plan and (b) for any market-based transportation costs to transport fuel from such index or pricing point to the applicable plant.

                           (B) Power Sales - The Member or its Affiliates
                  assigned responsibility for the marketing of the power from a plant (the "Power Marketer") shall be responsible for the receipt from the Company of 100% of the electrical output of the applicable plant. Title to such power shall be transferred from the Company to the Power Marketer at the interconnection of such plant to the interconnecting utility. The Power Marketer shall be responsible for entering into all sales and transmission arrangements downstream from such plant, including any bilateral contracts or pool- type transactions. Consistent with the operating parameters of the applicable plant, it is envisaged that the Power Marketer will purchase
                  (a) energy, (b) capacity and (c) any ancillary services that might be marketable from the plant (the "Products"). It is envisaged that the Products sold to the Power Marketer shall be based upon one of the following pricing alternatives:

                                    (1) Index Pricing - To the extent that an
                           index (daily or monthly) or basket of indices are available that are located at or near the applicable plant that represent liquid and transparent pricing points widely relied upon by buyers and sellers of each Product at such points as reflective of the market conditions (the "Power Index"), then the price for the sale of such Product shall be based upon such Power Index. The Power Marketer shall be eligible to nominate between daily or monthly indices for a future quarter on a basis to be agreed upon by the Power Marketer and the Company should multiple liquid and transparent indices exist. For avoidance of doubt, the Power Marketer shall not be obligated to account to, or to share the results or profits of any resales of such Products to third parties with the Company or any of its Members and the Company shall not be obligated to reimburse the Power Marketer for any losses that the Power Marketer might incur on the resale of such Products.

                                    (2) Passthrough Pricing - To the extent that
                           a Power Index is not available for any Product, then, unless the Company and the Power Marketer otherwise agree, the price for the sale of such Product shall be an amount equal to (a) the revenues actually received by the Power Marketer for the resale of the applicable Product to a Person that is not an Affiliate of the Power Marketer, less (b) any transmission costs, FERC fees, pooling fees and other similar costs incurred to market such Product at the first liquid and transparent pricing point downstream from such plant. Given a potential limitation by the Power Marketer to delineate a bundled sale that may include Products from Company and Products obtained from a different source, the Power Marketer shall be eligible to enter into a bilateral agreement to purchase Products from the Company provided that any such contract will be at a market competitive price and with a term less than three months. The Power Marketer shall use all commercially reasonable efforts to obtain terms and conditions for the sale and transmission of such Products that will provide the Company with the best economic result; provided that it is acknowledged that the market for the purchase and sale of such Products is often a volatile and fluctuating market and that the Products delivered from such plants may be priced on occasion at levels that are above or below the then existing market prices for such Products. The Power Marketer will seek the approval of the Company of any bilateral contracts for the sale of any such Products under this subsection (2) that have a term in excess of three months. The Power Marketer shall consult on a periodic basis regarding purchase and sale strategies for Products purchased pursuant to this subsection (2). To the extent that the Power Marketer has on a consistent basis over an extended period failed to sell Products under this subsection (2) that are equal to or above the prevailing market prices for such Products, then the Company at the sole direction of the non-Affiliated Class A Member would have the right to terminate the arrangement (and the associated fuel purchase agreement for such plant) and to assign such responsibilities to the other Member that has been assigned such power marketing responsibilities at the other plant(s) under this Agreement.

         (d) The Company shall reimburse each Member for (i) the costs of properly allocable direct compensation of personnel of such Member and its Affiliates performing services in connection with the duties delegated to such Member or its Affiliate pursuant to Section 6.06(a), (b) and (c)(ii)(B)(2), which costs shall be based on actual payrolls (showing the time expended by employees in providing such services), costs of holidays, taxes, fringe benefits, vacations and other statutory contributions and costs of employee benefits (including workers' compensation insurance), and as a percentage allowance, an allocation for overhead of five percent (5%) of the direct labor costs, it being agreed that amounts in the nature of overhead or general and administrative expenses of the Member and its Affiliates shall not be included; and (ii) reasonable documented direct out-of-pocket expenses incurred by such Member and its Affiliates in performing the duties delegated to such Member or its Affiliate pursuant to Section 6.06(a), (b) and (c)(ii)(B)(2), including costs of supplies, required travel, lodging and subsistence of personnel, and fees for independent contractors that are hired to assist in the performance of such duties, and including (in the case of ECP Holding) any such expenses incurred prior to the Effective Date, it being agreed that amounts in the nature of overhead or general and administrative expenses of the Member and its Affiliates shall not be included. All such costs and expenses shall be reimbursed by the Company within 30 days following receipt of a proper invoice therefor.

         (e) Each Member and its Affiliates shall be entitled to employ such personnel as may be reasonable, necessary and customary to perform the duties delegated to such Member or its Affiliate pursuant to Section 6.06(a), (b) and
(c). Such Member and its Affiliates shall have the sole right to employ, and to direct the employment of, and assignment of tasks to, all personnel performing the duties, whether on a full-time, part-time or flex-time basis. Such Member and its Affiliates shall keep the Company informed as to the identity of the personnel performing such duties.

         (f) Within 30 days after the Effective Date, and thereafter, on or before October 15 of each year during the term of this Agreement, each Member shall prepare and submit to the Company for its review and approval a detailed written estimate of the total costs and expenses in connection with performing the duties delegated to it or its Affiliate pursuant to Section 6.06(a), (b),
(c) and (d), which in the case of the initial estimate, shall be for the remainder of 1999, and for any estimate thereafter, shall be for the following year. Unless the Company shall approve such budget within 15 days of submittal by the Member, such budget shall be deemed to have been approved by the Company.

         6.07 CAPITAL PROJECTS. If one Class A Member has proposed that the Company or one of its Subsidiaries undertake a capital project and the Class A Members have not approved such undertaking, then if (a) such capital project is of a type that reasonably could be isolated from the other activities undertaken by the Company or such Subsidiary and (b) the expenses and revenues associated with the operation of such capital project reasonably could be isolated from the expenses and revenues associated with the other activities undertaken by the Company or such Subsidiary, the Class A Members will use reasonable efforts to negotiate an appropriate amendment to this Agreement and any other appropriate agreements by which the proposing Class A Member would provide the funding for the capital project, bear all incremental expenses and other risks associated with such capital project, and receive all incremental revenues generated by or as a result of such capital project.


                                    ARTICLE 7
                                      TAXES

         7.01 TAX RETURNS. The Company shall prepare and timely file all federal, state and local tax returns required to be filed by the Company. The Company shall bear the costs of the preparation and filing of its returns.

         7.02 TAX ELECTIONS. The Company shall make and maintain the following elections for tax purposes:

                  (a) to adopt the calendar year as the Company's taxable year;

                  (b) to adopt the accrual method of accounting and to keep a set of the Company's books and records on such method for income tax purposes;

                  (c) to make the election provided for in Section 754 of the Code, if requested by Mesquite; and

                  (d) any other election the Class A Members may deem appropriate by unanimous consent.

         7.03 TAX MATTERS MEMBER. ECP Holding shall be the "tax matters partner" of the Company pursuant to Code Section 6231(a)(7) (the "Tax Matters Member"). Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. The Tax Matters Member shall take no material action with respect to taxes (including, but not limited to, (a) making, changing or revoking a material tax election, (b) taking a significant position in any tax return, and (c) settling or otherwise resolving any audit or other proceeding relating to taxes) without the unanimous consent of the Class A Members. The Tax Matters Member shall allow the other Class A Members an opportunity to review and comment upon each federal tax return and each material state or local tax return of the Company prior to filing.

         7.04 FISCAL YEAR. The fiscal year of the Company for financial, accounting, federal, state and local income tax purposes shall initially be the fiscal year commencing on January 1 and ending on December 31 or such other fiscal year that is the same as the taxable year that is required law for federal income tax purposes (the "Fiscal Year").


                                    ARTICLE 8
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         8.01 MAINTENANCE OF BOOKS. The Company shall keep or cause to be kept at the principal office of the Company or at such other location the Company deems appropriate complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of its Members, and any other books and records that are required to be maintained by applicable Law.

         8.02 BANK ACCOUNTS. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Company. All withdrawals from any such depository shall be made only as authorized by the Company and shall be made only by check, wire transfer, debit memorandum or other written instruction.

         8.03 FINANCIAL STATEMENTS AND REPORTS. As soon as practicable following the end of each calendar year and in any event within the time specified below or such other times as may be required under the Loan Documents, the Company shall prepare and deliver to each Member:

         (a) Within forty-five (45) days following the end of each calendar quarter in each Calendar year, a report containing information regarding changes to the Capital Accounts of each Member during such calendar year, including (i) the amount of Capital Contributions credited to each Member's Capital Account during such quarter, (ii) any distributions received by a Member during such quarter, and (iii) any items, such as income or loss from the Company's activities, allocated to each Member's Capital Account during such quarter;

         (b) Within sixty (60) days following the end of such calendar year (or such later time as the Members shall permit), a report containing information regarding changes to the Capital Account of each Member during such calendar year, including (i) the amount of Capital Contributions credited to each Member's Capital Account during such calendar year, (ii) any distributions received by a Member during such calendar year under this Agreement, and (iii) any items, such as income or loss from the Company's activities, allocated to each Member's Capital Account during such calendar year under this Agreement; and

         (c) Such other reports and information reasonably requested by any Member.



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



         8.04 OPERATIONAL DATA. Following a Power Contract Restructuring with respect to the Linden Plant, the Camden Plant or the Bayonne Plant, or if no prohibition exists prior to such event under the applicable Power Purchase Agreement, each Member and its Affiliates shall have the right to access and review real-time operational data for the applicable plant. If any additional systems or facilities or additional manpower or other costs are necessary to permit such real-time data access, then the Members desiring such access will bear such additional costs.

                                    ARTICLE 9
                     DISSOLUTION, WINDING-UP AND TERMINATION

         9.01 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):

                  (a) the unanimous consent of the Members; or

                  (b) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         9.02 WINDING-UP AND TERMINATION. (a) On the occurrence of a Dissolution Event, the Class A Members shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the Class A Members shall continue to operate the Company's assets with the same power and authority they had prior to the Dissolution Event. The steps to be accomplished by the Class A Members are as follows:

                  (i) as promptly as possible after dissolution and again after final winding up, the Class A Members shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

                  (ii) the Class A Members shall discharge from the Company's funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any loans described in Section 4.04) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the Class A Members may reasonably determine); and

                  (iii) the Class A Members may sell any or all the Company's assets, including to Members; and

                  (iv) the Company's assets (including cash) shall be distributed among the Members in accordance with Section 5.02; provided, however, that no assets other than cash may be distributed to a Member without its consent.

         (b) The distribution of cash or other assets to a Member in accordance with the provisions of this Section 9.02 constitutes a complete return to the Member of its Capital Contributions and a



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



complete distribution to the Member of its Membership Interest and all the Company's assets and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         9.03 CERTIFICATE OF CANCELLATION. On completion of the distribution of Company assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to
Section 2.05, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.


                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.01 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission. A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A, or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         10.02 ENTIRE AGREEMENT; SUPERSEDING EFFECT. This Agreement constitutes the entire agreement of the Members relating to the Company and the transactions contemplated hereby and supersedes all provisions and concepts contained in all prior contracts or agreements (including the Original Agreement) between the Members with respect to the Company and the transactions contemplated hereby, whether oral or written.

         10.03 EFFECT OF WAIVER OR CONSENT. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

         10.04 AMENDMENT OR RESTATEMENT. This Agreement or the Delaware Certificate may be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by all of the Members.

         10.05 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

         10.06 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

         10.07 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         10.08 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the assets of the Company.

         10.09 CHARACTERIZATION OF INTERESTS. Interests in the Company are "securities" governed by Article 8 of the Uniform Commercial Code in effect from time to time in all jurisdictions where such Article 8 or equivalent provision is adopted.

         10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

CLASS A MEMBERS:          EAST COAST POWER HOLDING COMPANY L.L.C.

                          By:  /s/ WILLIAM W. BROWN
                              --------------------------------------------------
                          Name:
                                ------------------------------------------------
                          Title:
                                 -----------------------------------------------

                          MESQUITE INVESTORS, L.L.C.

                                  By:  Chaparral Investors, L.L.C.,
                                           its sole member

                                  By:  El Paso Chaparral Investor, L.L.C.,
                                           its sole member

                                  By:  El Paso Chaparral Holding Company,
                                           its sole member


                                           By:  /s/ LARRY M. KELLERMAN
                                               ---------------------------------
                                           Name:  Larry M. Kellerman
                                                 -------------------------------
                                           Title:  President
                                                  ------------------------------


CLASS B MEMBERS:          EAST COAST POWER HOLDING COMPANY L.L.C.

                          By:  /s/ WILLIAM W. BROWN
                              --------------------------------------------------
                          Name:
                                ------------------------------------------------
                          Title:
                                 -----------------------------------------------


                          CALIFORNIA PUBLIC EMPLOYEES'
                          RETIREMENT SYSTEM

                          By:  /s/ RICHARD J. HAYES
                              --------------------------------------------------
                          Name:  Richard J. Hayes
                                ------------------------------------------------
                          Title:  Portfolio Manager
                                 -----------------------------------------------


                          MESQUITE INVESTORS, L.L.C.

                                  By:  Chaparral Investors, L.L.C.,
                                           its sole member

                                  By:  El Paso Chaparral Investor, L.L.C.,
                                           its sole member

                                  By:  El Paso Chaparral Holding Company,
                                           its sole member


                                           By:  /s/ LARRY M. KELLERMAN
                                               ---------------------------------
                                           Name:  Larry M. Kellerman
                                                 -------------------------------
                                           Title:  President
                                                  ------------------------------

                                    EXHIBIT A

                                     Members


--------------------------------------------------------------------------------
                                NAME AND ADDRESS
--------------------------------------------------------------------------------
CLASS A MEMBERS:
--------------------------------------------------------------------------------
East Coast Power Holding Company L.L.C.
1400 Smith Street
Houston, Texas 77002
Attention:        Shirley A. Hudler
                  Fax No. (713) 345-7744

         With copies to:

                  Enron Capital & Trade Resources Corp Legal
                  Department
                  1400 Smith Street
                  Houston, Texas 77002
                  Attention:        Travis McCullough
                                    Fax No. (713) 646-3393


                  Enron Capital & Trade Resources Corp.
                  Compliance Department
                  1400 Smith Street
                  Houston, Texas 77002
                  Attention:        Donna W. Lowry
                                    Fax No. (713) 646-4039 or (713) 646-4996

Mesquite Investors, L.L.C.
c/o El Paso Power Services Company
1001 Louisiana Street
Houston, Texas  77002
Attention:        David Siddall
                  Fax No.:  (713) 420-4099

         With copies to:

                  El Paso Power Services Company
                  1001 Louisiana Street
                  Houston, Texas 77002
                  Attention:        Robert W. Baker
                                    Fax No. (713) 420-2813

                  El Paso Power Services Company
                  1001 Louisiana Street
                  Houston, Texas 77002
                  Attention:        John Harrison
                                    Fax No. (713) 420-2108
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                NAME AND ADDRESS
--------------------------------------------------------------------------------
CLASS B MEMBERS:
--------------------------------------------------------------------------------
California Public Employees' Retirement System
Lincoln Plaza
400 "P" Street
Sacramento, California 92812-2749
                  Attention:        Senior Investment Officer
                                    Fax No. (916) 558-4058

         With copies to:

                  Jones, Day, Reavis & Pogue
                  555 West Fifth Street, Suite 4600
                  Los Angeles, California  90013-1025
                  Attention:        Dulcie D. Brand, Esq.
                                    Fax No. (213) 243-2539

East Coast Power Holding Company L.L.C.
Mesquite Investors, L.L.C.
[same as shown above under "Class A Members"]
--------------------------------------------------------------------------------

                                    EXHIBIT B


                           GENERAL VALUATION PROCEDURE

         1. When any provision of the Agreement to which this Exhibit B is attached requires the value of a Membership Interest to be determined in accordance with this Exhibit B, the purchaser and the seller first shall negotiate in good faith in an effort to agree on the price of the Membership Interest to be purchased and sold. Regardless of the succeeding provisions of this Exhibit B, if the purchaser and the seller at any time agree on the price of the Membership Interest, that shall be the price. As used in this Exhibit B, the term "seller" means the Class B Members or other holders of the applicable Membership Interest.

         2. At any time on or after the 15th day following the notice that a Member desires to commence good faith negotiations under paragraph 1 above, provided the purchaser and the seller have not yet agreed on the price, the Person desiring to purchase or sell (the "first party") may elect to have the price determined by appraisal under this Exhibit B by notifying the other party, which notice must state that the first party is electing to have the price determined by appraisal under this Exhibit B and designating an appraiser. On or before the 15th day following the notice electing to have an appraisal, the other party may agree to the appraiser nominated by the first party or designate a second appraiser by notice to the first party. The appraisers so designated shall attempt to agree on a third appraiser, but if they fail so to agree on or before the 15th day following the notice designating the second appraiser, either appraiser may request the American Arbitration Association, New York, New York to designate the third appraiser, and any appraiser so designated shall act as the third appraiser. If the party receiving the initial notice of election to have the price determined by appraisal does not notify the first party of a second appraiser, then all determinations will be made by the single appraiser designated by the first party. For any designation of an appraiser to be valid, the appraiser designated (a) must be recognized investment banking firm or an appraiser with experience in the operation and valuation of U.S. electric generation assets, (b) unless the purchaser and the seller consent in writing otherwise, may not be or be employed by any Member or Affiliate of a Member or any Person transacting a significant portion of its business with any Member or Affiliate of a Member, and (c) must agree in writing to abide by the confidentiality restrictions set forth in Section 3.06 as if that appraiser were a Member.

         3. If any appraiser, once designated, ceases to serve (whether due to resignation, death, incapacity, or other cause), the Persons designating that appraiser shall appoint a substitute; provided, however, that if that appraiser had been functioning as a single appraiser, that designation shall be treated as an initial designation under the first sentence of paragraph 2 and entitles the other party to designate a second appraiser and further appraisal to be conducted by three appraisers in accordance with paragraph 2.

         4. Each appraiser shall determine the fair market value of the Company assets, net of any liabilities with respect thereto and the fair market value of the Membership Interest based thereon, taking into account (if applicable) the right of the holder of such Membership Interest to participate in future Company distributions and based on the following assumptions:

                  (a) no further Capital Contributions (other than for working capital) will be made;

                  (b) the Class A Members will not be obligated to make advances under Section 4.04 or to pay liabilities of the Company;

                  (c)      the Company will remain a going concern; and

                  (d) such assumptions and predictions about discount rates, interests rates, costs, prices and other matters as the purchaser and the seller may establish in writing or as the appraiser may deem appropriate.

         5. The Company and the Class A Members shall allow each appraiser such access to information about the Company as the appraiser deems necessary.

         6. Each appraiser shall complete his calculation of the amount referred to in paragraph 4 or 5 above, as applicable, as soon as reasonably possible and shall use all reasonable efforts to do so on or before the 30th day following the designation of the last appraiser (or if there is one appraiser, the expiration of the period during which a second appraiser could have been designated). Each appraiser shall report his calculation of such amount to the purchaser, the seller, and each other appraiser on a single date agreed to by the appraisers, but in any event on or before the 45th day following the designation of the last appraiser (or, if there is one appraiser, the expiration of the period during which a second appraiser could have been designated).

         7. If there is only one appraiser, the price for the Membership Interest shall be the amount determined by that appraiser in accordance with paragraph 4 or 5, as the case may be. If there are three appraisers, the price for the Membership Interest shall be the median appraisal. If an appraisal is expressed as a range, the mid-point of the range shall be deemed the appraisal. The determination of the appraisers shall be final and binding on the purchaser, the seller, all Members, and the Company and shall be considered to have been determined as of the time the report(s) are given under paragraph 6 above.

         8. The Company shall pay all costs and expenses of the appraisers.

                                    EXHIBIT C

                   CERTIFICATE EVIDENCING MEMBERSHIP INTEREST
                         IN A LIMITED LIABILITY COMPANY


  ---------------                                                       ---------------------
       NUMBER                                                            MEMBERSHIP INTEREST
  ---------------                                                       ---------------------
                                                                            CLASS [A][B]
      -----                         EAST COAST POWER L.L.C.               ___% SHARING RATIO
  ---------------                                                       ---------------------

 THIS CERTIFICATE IS         A LIMITED LIABILITY COMPANY UNDER THE
    TRANSFERABLE                  LAWS OF THE STATE OF DELAWARE
IN NEW YORK, NEW YORK




THIS CERTIFIES THAT _____________________________ is the owner of a Class [A][B] Membership Interest representing a ___% Sharing Ratio (the "Membership Interest") in East Coast Power L.L.C. (hereinafter referred to as the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The designations, preferences and relative participating, optional or other special rights, powers and duties of the Membership Interest are set forth in, and this Certificate, and the Membership Interest represented hereby, is issued and shall in all respects be subject to all of the provisions of, the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the "Company Agreement"). Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 1400 Smith Street, Houston, Texas 77002. Capitalized terms used but not defined herein shall have the meaning given them in the Company Agreement.

         The holder hereof, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) given the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

         THE OFFERING, SALE AND DELIVERY OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND THUS NEITHER SUCH MEMBERSHIP INTEREST NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER SUCH LAWS OR IN THE OPINION OF COUNSEL TO THE COMPANY THE DISPOSITION IS BEING MADE PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER SUCH LAWS. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN SECTION 3.03 OF THE COMPANY AGREEMENT AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED,

PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER, SALE OR HYPOTHECATION COMPLIES WITH THE TERMS OF SUCH AGREEMENT.

         Witness the signature of the duly authorized representative of the Company.

                                  EAST COAST POWER L.L.C.

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------


Dated:                , 1999
       ---------------

                             EAST COAST POWER L.L.C.

         The Company will furnish without charge to each Member who so requests a statement of the designations, preferences and relative participating, optional or other special rights, powers and duties relating to the Membership Interest. Any such request should be made to the Secretary of the Company at its principal place of business.

         For Value Received, ______________________ hereby sell, assign and transfer unto


 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------


--------------------------------------------------------------------------------
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                    INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
of the Membership Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                     Attorney to
--------------------------------------------------------------------
transfer said Membership Interest on the books of the within-named Company with full power of substitution in the premises.


Dated
      ----------------------



                                    --------------------------------------------


                                    --------------------------------------------
                                    NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT
                                             MUST CORRESPOND WITH THE NAME(S) AS
                                             WRITTEN UPON THE FACE OF THE
                                             CERTIFICATE IN EVERY PARTICULAR,
                                             WITHOUT ALTERATION OR ENLARGEMENT
                                             OR ANY CHANGE WHATSOEVER.


                                    SIGNATURE(S) GUARANTEED:



                                    --------------------------------------------
                                    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                    STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                    AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                   Schedule 1

                CalPERS Alternative Investment Management Program
                               List of Fiduciaries
                                    (1/7/99)

The CalPERS Board of Administration (Board) requires firms that do, or seek to do, business for gain with CalPERS to disclose whether they have made political contributions to, or were solicited for contributions from, "CalPERS fiduciaries." As of the date of this list, the following people are covered by this policy, as it relates to investment transaction decisions:

Current Board Members

Ronald L. Alvarado                 Michael T. Flaherman
Phil Angelides                     Marty Morgenstern
Robert F. Carlson                  Michael Quevedo, Jr.
Thomas J. Clark                    William B. Rosenberg
Kathleen Connell                   Joseph A. Thomas
William D. Crist                   Charles P. Valdes
Rob Feckner


Current Board Alternates

Fred R. Buenrostro                 Christine C. Drevalas
Julie Bornstein                    Ted White
Timothy Cromartie


Executive Staff

James E. Burton, Chief Executive Officer
James H. Gomez, Deputy Executive Officer
Robert Aguallo, Assistant Executive Officer
Vincent P. Brown, Assistant Executive Officer
Kayla J. Gillan, General Counsel
Barbara Hegdal, Assistant Executive Officer
Patricia K. Macht, Chief, Public Affairs
Sheryl K. Pressler, Chief Investment Officer
Ronald L. Seeling, Chief Actuary
Margaret T. Stanley, Assistant Executive Officer
Robert D Walton, Assistant Executive Officer

Senior Management

Bob L. Boldt                       Ron Kraft
Thomas A. Britting                 Jeff Lung
Jack R. Corrie                     Kenneth W. Marzion
Tom Fischer                        David A. Mullins
Tim Garza                          Chris Nishioka
Barry J. Gonder                    Michael J. Ogata
Pat Harris                         Tom Pettey
Mitzi Higashidani                  Steve Phillips
Linda Hoff                         Anne Stausboll
Bryant Hughes                      Fred Steinmetz
Guy F. Jaquier                     Janet Toney
Gary M. Jones                      Casey L. Young
Michael W. Koester
John A. Korach

                                   Schedule 2

                                Reporting Parties

Enron Corp.

Kenneth L. Lay                     Chairman and Chief Executive Officer
Jeffrey K. Skilling                President and Chief Operating Officer
Richard A. Causey                  Senior Vice President and Chief Accounting & Information Officer
Andrew S. Fastow                   Senior Vice President and Chief Financial Officer
Kenneth D. Rice                    Chairman and Chief Executive Officer - ECT North America
Kevin P. Hananon                   President and Chief Operating Officer - ECT North America
Gene Humphrey                      Vice Chairman - ECT North America
Rebecca P. Mark                    Vice Chairman - Enron
Mark E. Frevert                    Chairman and Chief Executive Officer - ECT Europe and Enron Europe Ltd.
Richard B. Buy                     Senior Vice President and Chief Risk Officer
Jeffrey McMahon                    Senior Vice President, Finance and Treasurer

Enron Covered Entities

Kenneth D. Rice                    Chairman and Chief Executive Officer - ECT North America
Kevin P. Hannon                    President and Chief Operating Officer - ECT North America
Gene Humphrey                      Vice Chairman - ECT North America
Jere Overdyke                      President - Merchant Finance
David W. Delainey                  Managing Director - ECT
W. Craig Childers                  Managing Director - ECT
Timothy J. Detmering               Vice President - ECT
Monte Gleason                      Vice President - ECT
Eric Gonzales                      Vice President - ECT
John C. Gorman                     Vice President - ECT
Jay Fitzgerald                     Vice President - ECT
Kyle Kitagawa                      Vice President - ECT
James R. McBride                   Vice President - ECT
Mario M. Yzaguirre                 Vice President - ECT
Matthew Scrimshaw                  Vice President - ECT
John Cleveland                     Vice President - ECT
Steve Horn                         Vice President - ECT
Robert Greer                       Vice President - ECT
Kevin Garland                      Vice President - ECT
Jaime Alatorre                     Vice President - ECT
Jempy Neyman                       Vice President - ECT
Michael J. Beyer                   Vice President - ECT
Jeffery M. Donahue                 Vice President - ECT
W. David Duran                     Vice President - ECT
Shirley A. Hudler                  Vice President

El Paso Energy Corporation

William A. Wise
H. Brent Austin
Britton White, Jr.
Joel Richards III

El Paso Power Holding Company

Larry M. Kellerman                  President
Randolph L. Wu                      Senior Vice President
Michael A. Prosser                  Senior Vice President
Timothy J. Sullivan                 Senior Vice President
Jeffrey I. Beason                   Vice President and Controller
Sean M. Cooper                      Vice President
John L. Harrison                    Vice President and Chief Financial Officer
Kent D. McDuffie                    Vice President
C. Dana Rice                        Vice President and Treasurer
Todd K. Torgerson                   Vice President
Judy A. Vandagriff                  Vice President


East Coast Power Officers

Ross D. Ain                         President, Business Development
Joseph M. Bollinger                 President, Operations
Robert Licato                       Vice President and Secretary

                                   Schedule 3

                           Certain Approved Contracts


1. First Amended and Restated Credit and Subordination Agreement dated as of April 20, 1999 between the Company and Enron.

2. Stock Purchase Agreement dated as of February 4, 1999 between the Company and Enron.

3. Subordinated Promissory Note dated February 4, 1999 in the original principal amount of $250,000,000 from the Company in favor of Enron.

4.       Sublease dated as of February 4, 1999 between the Company and Enron.

5. Corporate Services Agreement dated as of February 4, 1999 between the Company and Enron Capital & Trade Resources Corp.

6. Consulting Services Agreement dated as of February 4, 1999 between the Company and Enron Capital & Trade Resources Corp.

7. Spot Gas Sales Agreements dated as of July 20, 1997, between Enron Capital & Trade Resources Corp. and Linden Venture, Camden Cogen, and NJ Venture, respectively.

8. Master ISDA Agreement dated as of January 9, 1999 between the Company and Enron Capital & Trade Resources Corp.

9. Amended and Restated Credit Support Agreement dated as of August 13, 1999 among the Company, Enron and El Paso.

                                   Schedule 4

                         Current Officers of the Company

Ross D. Ain                         President, Business Development
Joseph M. Bollinger                 President, Operations
Robert Licato                       Vice President and Secretary

                                   Schedule 5

                            Power Purchase Agreements

1. Power Purchase Agreement dated as of April 14, 1989, by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies, Inc. (n/k/a RCM Holdings, Inc.), as assigned by Cogen Technologies, Inc. to Linden, Ltd. with the consent of Consolidated Edison Company of New York, Inc. on August 3, 1989 and as further assigned by Linden, Ltd. to Linden Venture with the consent of Consolidated Edison Company of New York, Inc. on December 22, 1989, and as amended by First Amendment to Power Purchase Agreement dated as of September 17, 1990, by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies Linden Venture, L.P., as amended by Second Amendment to Power Purchase Agreement dated as of December 22, 1993, by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies Linden Venture, L.P.

2. Power Purchase and Interconnection Agreement dated as of April 15, 1988, by and between Public Service Electric and Gas Company and Camden Cogen L.P., as amended by First Amendment dated as of June 12, 1990, by and between Public Service Electric and Gas Company and Camden Cogen L.P., as amended by Second Amendment dated as of August 21, 1990, by and between Public Service Electric and Gas Company and Camden Cogen L.P.

3. Power Purchase and Operations Coordination Agreement dated as of June 5, 1989, by and between Public Service Electric and Gas Company and Cogen Technologies NJ Venture.

4. Agreement for Purchase of Electric Power dated as of October 29, 1985, by and between Cogen Technologies NJ, Inc. and Jersey Central Power & Light Company, as amended by Amendment to Agreement for Purchase of Electric Power dated as of September 5, 1986, by and between Cogen Technologies NJ, Inc. and Jersey Central Power & Light Company, as assigned to Cogen Technologies NJ Venture pursuant to an Assignment Agreement by Cogen Technologies NJ, Inc. to Cogen Technologies NJ Venture dated as of September 8, 1986, by and between Cogen Technologies NJ, Inc. and Cogen Technologies NJ Venture, as amended by Second Amendment to Power Purchase Agreement dated as of August 1, 1988, by and between Cogen Technologies NJ Venture and Jersey Central Power & Light Company.